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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                           NEWMONT MINING CORPORATION
                                   ("Parent")

                               BOUNTY MERGER CORP.
                       a wholly owned subsidiary of Parent
                                     ("Sub")

                                       and

                          BATTLE MOUNTAIN GOLD COMPANY
                                 (the "Company")

                                  June 21, 2000

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                                TABLE OF CONTENTS

                                                                            Page

Parties and Recitals...........................................................1

                                    ARTICLE I
                       The Merger and Canadian Arrangement

SECTION 1.1           The Merger...............................................1
SECTION 1.2           Closing..................................................2
SECTION 1.3           Effective Time of the Merger.............................2
SECTION 1.4           Effects of the Merger....................................2
SECTION 1.5           Articles of Incorporation and By-laws....................2
SECTION 1.6           Directors................................................2
SECTION 1.7           Officers.................................................3
SECTION 1.8           Additional Actions.......................................3
SECTION 1.9           Plan of Arrangement......................................3

                                   ARTICLE II
  Effect of the Merger and the Canadian Arrangement on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

SECTION 2.1           Effect on Common Stock of the Company and Sub............3
SECTION 2.2           Effect on Capital Stock of Canadian Co. and Canadian Sub.4
SECTION 2.3           Exchange of Certificates.................................4
SECTION 2.4           Assumption of Company Stock Options......................7
SECTION 2.5           Effect on Company Convertible Preferred Stock............8
SECTION 2.6           Effect on Company Special Voting Stock...................9
SECTION 2.7           Convertible Notes........................................9

                                   ARTICLE III
                         Representations and Warranties

SECTION 3.1           Representations and Warranties of the Company............9
SECTION 3.2           Representations and Warranties of Parent and Sub........28

                                   ARTICLE IV
                    Covenants Relating to Conduct of Business

SECTION 4.1           Conduct of Business.....................................34
SECTION 4.2           No Solicitation by the Company..........................38

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                                    ARTICLE V
                              Additional Agreements

SECTION 5.1           Preparation of Form S-4 and the Proxy Statements;
                      Stockholders' Meetings..................................40
SECTION 5.2           Access to Information; Confidentiality..................41
SECTION 5.3           Reasonable Efforts; Notification........................41
SECTION 5.4           Benefit Plans...........................................42
SECTION 5.5           Indemnification.........................................43
SECTION 5.6           Fees and Expenses.......................................44
SECTION 5.7           Public Announcements....................................44
SECTION 5.8           Accounting Treatment....................................44
SECTION 5.9           Affiliates..............................................44
SECTION 5.10          Stock Exchange Listing..................................44

                                   ARTICLE VI
                              Conditions Precedent

SECTION 6.1           Conditions to Each Party's Obligation to Effect the
                      Merger..................................................45
SECTION 6.2           Conditions to Obligations of Parent and Sub.............46
SECTION 6.3           Conditions to Obligation of the Company.................47

                                   ARTICLE VII
                        Termination, Amendment and Waiver

SECTION 7.1           Termination.............................................48
SECTION 7.2           Termination Fee; Effect of Termination..................49
SECTION 7.3           Amendment...............................................50
SECTION 7.4           Extension; Waiver.......................................51
SECTION 7.5           Procedure for Termination, Amendment, Extension or
                      Waiver..................................................51
SECTION 7.6           Parent Delaying Transactions............................51

                                  ARTICLE VIII
                               General Provisions

SECTION 8.1           Non-Survival of Representations and Warranties..........51
SECTION 8.2           Notices.................................................52
SECTION 8.3           Definitions.............................................52
SECTION 8.4           Interpretation..........................................53
SECTION 8.5           Severability............................................53
SECTION 8.6           Counterparts............................................53
SECTION 8.7           Entire Agreement; No Third-Party Beneficiaries..........53
SECTION 8.8           Governing Law...........................................53
SECTION 8.9           Assignment..............................................53
SECTION 8.10          Enforcement.............................................54

Exhibit A - Form of Arrangement Agreement
Exhibit B - Form of Company Affiliate Letter
Exhibit C - Form of FIRPTA Certificate
Exhibit D - Form of Certificate of Designation

                                      -ii-
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                             INDEX OF DEFINED TERMS

Defined Term                                Section                     Page No.
------------                                -------                     --------
affiliate...................................8.3............................  53
Agreement...................................Preamble.......................   1
Articles of Merger..........................1.3............................   2
Canadian Arrangement........................Recitals.......................   1
Canadian Arrangement Agreement..............Recitals.......................   1
Canadian Capital Stock......................3.1(c).........................  11
Canadian Co.................................1.9............................   3
Canadian Co. Employee Stock Plans...........3.1(c).........................  11
Canadian Co. Exchangeable Shares............Recitals.......................   1
Canadian Co. Stock Options..................3.1(c).........................  11
Canadian Co. Rights.........................3.1(c) ........................  11
Canadian Co. Rights Agreement...............3.1(c) ........................  11
Canadian Proxy Statement....................3.1(f).........................  15
Canadian Securities Documents...............3.1(e).........................  14
Canadian Shareholder Approval...............3.1(j).........................  21
Canadian Sub................................1.9............................   3
Certificates................................2.3(b).........................   4
Closing.....................................1.2............................   2
Closing Date................................1.2............................   2
Code........................................2.4(a).........................   7
Common Shares Trust.........................2.3(e).........................   6
Company.....................................Preamble.......................   1
Company Acquisition.........................7.2(c).........................  50
Company Assets..............................3.1(v).........................  28
Company Business Personnel..................3.1(r).........................  27
Company Capital Stock.......................3.1(c).........................  10
Company Common Stock........................Recitals.......................   1
Company Convertible Preferred Stock.........2.5............................   8
Company Disclosure Letter...................3.1(b).........................  10
Company Employee Stock Plans................3.1(c).........................  10
Company Material Adverse Effect.............3.1(a).........................   9
Company Rights..............................3.1(c).........................  10
Company Rights Agreement....................3.1(c).........................  10
Company SEC Documents.......................3.1(e).........................  14
Company Series A Preferred Stock............3.1(c).........................  10
Company Significant Subsidiary..............3.1(a).........................   9
Company Special Voting Stock................2.6............................   9
Company Stockholder Approval................3.1(j).........................  21
Company Stock Options.......................3.1(c).........................  10
Company Subsidiary..........................3.1(a).........................   9

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Defined Term                                Section                     Page No.
------------                                -------                     --------
Company Takeover Proposal...................4.2(a).........................  38
Company's Stockholders' Meeting.............5.1(b).........................  40
Confidentiality Agreement...................5.2............................  41
Controlled Group Liability..................3.1(i).........................  17
Conversion Number...........................Recitals.......................   1
Convertible Notes...........................3.1(c).........................  11
Convertible Notes Agreement.................2.7............................   9
Contract....................................3.1(d).........................  13
Covered Employees...........................5.4............................  42
Delaying Transaction........................7.6(c) ........................  51
Effective Time of the Merger................1.3............................   2
Employee Benefit Plan.......................3.1(i).........................  17
Encumbrance.................................3.1(p).........................  25
Encumbrances................................3.1(p).........................  25
Environmental Laws..........................3.1(p).........................  25
Environmental Liabilities...................3.1(p).........................  25
ERISA.......................................3.1(i).........................  17
ERISA Affiliate.............................3.1(i).........................  17
Excess Shares...............................2.3(e).........................   6
Exchange Act................................3.1(d).........................  13
Exchange Agent..............................2.3(a).........................   4
Exchange Fund...............................2.3(a).........................   4
Existing Data...............................3.1(p).........................  25
Filed Company SEC Documents.................3.1(g).........................  15
Filed Parent SEC Documents..................3.2(g).........................  32
FIRPTA Certificate..........................6.2(e).........................  47
Form S-4....................................3.1(f).........................  15
GAAP........................................Recitals.......................   1
Governmental Entity.........................3.1(d).........................  13
Governmental Fees...........................3.1(p).........................  25
Liens.......................................3.1(b).........................  10
Material Breach.............................7.2(c).........................  50
Material Employment Agreement...............3.1(i).........................  17
Maximum Premium.............................5.5(b).........................  44
Merger......................................Recitals.......................   1
Multiemployer Plan..........................3.1(i).........................  17
Multiple Employer Plan......................3.1(i).........................  19
NGCL........................................1.1............................   1
NYSE........................................2.3(e).........................   6
Operating Properties........................3.1(p) ........................  24
Options.....................................3.1(c).........................  11
Outside Date................................7.1(b).........................  48
Parent......................................Preamble.......................   1
Parent Capital Stock........................3.2(c).........................  29
Parent Common Stock.........................Recitals.......................   1

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Defined Term                                Section                     Page No.
------------                                -------                     --------
Parent Convertible Preferred Stock..........2.5(b).........................   8
Parent Disclosure Letter....................3.2(b).........................  29
Parent Employee Stock Options...............3.2(c).........................  29
Parent Employee Stock Plans.................3.2(c).........................  29
Parent Material Adverse Effect..............3.2(a).........................  29
Parent Preferred Stock......................3.2(c).........................  29
Parent Rights...............................3.2(c).........................  29
Parent Rights Agreement.....................3.2(c).........................  29
Parent SEC Documents........................3.2(e).........................  31
Parent Series A Preferred Stock.............3.2(c).........................  29
Parent Subsidiary...........................3.2(a).........................  29
PBGC........................................3.1(i).........................  19
Permits.....................................3.1(d).........................  13
person......................................8.3............................  53
Preferred Stockholder Approval..............3.1(j).........................  21
Plan........................................3.1(i).........................  17
Proxy Statement.............................3.1(d).........................  13
PwC.........................................6.1(f).........................  45
Qualified Plans.............................3.1(i).........................  18
Relief......................................3.1(e) ........................  14
Safety Acts.................................3.1(s).........................  27
SEC.........................................2.4(b).........................   8
Securities Act..............................2.3(d).........................   6
Sub.........................................Preamble.......................   1
subsidiary..................................8.3............................  53
Superior Proposal...........................4.2(a).........................  38
Surviving Corporation.......................1.1............................   1
Taxes.......................................3.1(m).........................  23
Tax Returns.................................3.1(m).........................  23
Voting/Support Agreement....................3.1(+).........................  27
Withdrawal Liability........................3.1(i).........................  18

                                       -v-
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                  This Agreement and Plan of Merger (this "Agreement") dated as of June 21, 2000, among Newmont Mining Corporation, a Delaware corporation ("Parent"), Bounty Merger Corp., a Nevada corporation and a wholly owned subsidiary of Parent ("Sub") and Battle Mountain Gold Company, a Nevada corporation (the "Company").

                  WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.10 per share, of the Company ( "Company Common Stock"), not owned directly or indirectly by Parent or the Company, will be converted into the right to receive
0.105 (as adjusted pursuant to Section 2.1(d), the "Conversion Number") of a fully paid and nonassessable share of common stock, par value $1.60 per share, of Parent ("Parent Common Stock");

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement and the form of Arrangement Agreement, dated the date hereof, attached as Exhibit A to this Agreement (the "Canadian Arrangement Agreement"), each issued and outstanding exchangeable share of Battle Mountain Canada Ltd. ("Canadian Co. Exchangeable Shares"), other than those owned directly or indirectly by the Company or by holders of Canadian Co. Exchangeable Shares who validly exercise rights of dissent, will be exchanged for the right to receive the Conversion Number of a fully paid and nonassessable share of Parent Common Stock (the "Canadian Arrangement");

                  WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the Canadian Arrangement and also to prescribe various conditions to the Merger and the Canadian Arrangement; and

                  WHEREAS, for accounting purposes, it is intended that the Merger be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP").

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                       The Merger and Canadian Arrangement

                  SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada General Corporation Law (including Chapter 92A thereof, the "NGCL"), Sub shall be merged with and into the Company at the Effective Time of the Merger. Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"), and shall succeed to and assume all the rights, properties, liabilities and obligations of Sub in accordance with the NGCL. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger or Ca-nadian Sub in the Canadian Arrangement; provided that such substitution does not adversely affect the rights of the holders of Company Common Stock or Canadian Co. Exchangeable Shares under this Agreement or the Canadian Arrangement Agreement (or unless the Company shall otherwise consent to such substitution, such consent not to be unreasonably withheld). In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

                  SECTION 1.2. Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place as soon as reasonably practicable after satisfaction or waiver of the conditions set forth in Article VI capable of being satisfied prior to the Closing, but in any event no later than the fifth business day after such time (the "Closing Date"), at 10:00 a.m. at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, unless another time, date or place is agreed to in writing by Parent and the Company.

                  SECTION 1.3. Effective Time of the Merger. Upon the Closing, the parties shall file with the Secretary of State of the State of Nevada articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the NGCL, and shall make all other filings, recordings or publications required under the NGCL in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Nevada Secretary of State, or at such other time as the parties may agree and specify in the Articles of Merger (the time the Merger becomes effective, the "Effective Time of the Merger").

                  SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NGCL.

                  SECTION 1.5. Articles of Incorporation and By-laws. (a) The Restated Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law. Notwithstanding the foregoing, at the option of the Parent, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time of the Merger, shall be the Articles of Incorporation of the Surviving Corporation, except for Article I thereof, which shall continue to read "The name of the corporation is `Battle Mountain Gold Company'," until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-laws of Sub as in effect immediately prior to the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 1.6. Directors. The individuals who are the directors of Sub immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation until thereafter they cease to be directors in accordance with the NGCL and the Articles of Incorporation and By-laws of the Surviving Corporation.

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                  SECTION 1.7. Officers. The individuals who are the officers of the Company immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation until thereafter they cease to be officers in accordance with the NGCL and the Articles of Incorporation and By-laws of the Surviving Corporation.

                  SECTION 1.8. Additional Actions. If, at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company, or (b) otherwise carry out the provisions of this Agreement, the Company shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such action.

                  SECTION 1.9. Plan of Arrangement. Contemporaneously with the execution of this Agreement, Parent, Sub, the Company and Battle Mountain Canada Ltd., an Ontario corporation and a subsidiary of the Company ("Canadian Co.") shall execute and enter into the Canadian Arrangement Agreement under which the Canadian Arrangement shall be effected at the Effective Time of the Merger pursuant to the Canadian Arrangement Agreement. Pursuant to the terms of the Canadian Arrangement Agreement, Parent may effect the Canadian Arrangement through a Nova Scotia unlimited liability company to be formed by Parent as a wholly owned subsidiary of Parent ("Canadian Sub").

                                   ARTICLE II

  Effect of the Merger and the Canadian Arrangement on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

                  SECTION 2.1. Effect on Common Stock of the Company and Sub. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent or Sub shall automatically be cancelled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

                  (c) Conversion of Company Common Stock. Subject to Section 2.3(e), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b)) shall be converted into the right to receive the Conversion Number of fully paid and nonassessable shares of Parent Common Stock. As of the Effective Time of the Merger, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such certificates, certificates representing the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends to the extent provided in Section 2.3(c) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3, without interest.

                  (d) Adjustment of Conversion Number. In the event that, prior to the Effective Time of the Merger, Parent shall declare or set a record date prior to the Effective Time of the Merger for a stock dividend or other distribution payable in Parent Common Stock or securities convertible into Parent Common Stock, or effect or set a record date prior to the Effective Time of the Merger for a stock split, reclassification, combination or other change with respect to Parent Common Stock, the Conversion Number shall be adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

                  SECTION 2.2. Effect on Capital Stock of Canadian Co. and Canadian Sub. As of the effective time of the Canadian Arrangement (which shall be simultaneous with the Effective Time of the Merger), the effect on the shares of capital stock of Canadian Sub and Canadian Co. will be as provided for in accordance with the Canadian Arrangement Agreement.

                  SECTION 2.3. Exchange of Certificates. (a) Exchange Agent. Immediately following the Effective Time of the Merger, (i) Parent shall deposit with ChaseMellon Shareholder Services LLC or such other bank or trust company as may be designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, and (ii) Parent (or at Parent's option, Canadian Sub) shall deposit with the Exchange Agent for the benefit of holders of Canadian Co. Exchangeable Shares, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, the "Exchange Fund") issuable pursuant to Section 2.1 and 2.2 in exchange for outstanding shares of Company Common Stock and Canadian Co. Exchangeable Shares.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding shares of Company Common Stock or outstanding Canadian Co. Exchangeable Shares, other than shares of Company Common Stock to be cancelled or retired in accordance with Section 2.1(b) and other than Canadian Co. Exchangeable Shares that are not to be exchanged for shares of Parent Common Stock pursuant to the Canadian Arrangement (the "Certificates") , (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be

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in such form and have such other provisions as Parent may reasonably specify)
and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II or the Canadian Arrangement Agreement, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock or Canadian Co. Exchangeable Shares that is not registered in the transfer records of the Company or Canadian Co., a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing the appropriate number of whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to the extent provided in Section 2.3(e) and any dividends to the extent provided in Section 2.3(c). No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Parent Common Stock. Any amounts payable or deliverable pursuant to this Agreement shall be subject to and made net of applicable withholding taxes to the extent such taxes are imposed under applicable law as determined by Parent in its reasonable discretion.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e), until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e), and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Ownership Rights in Company Common Stock or Canadian Co. Exchangeable Shares. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this
Article II (including any cash paid pursuant to Section 2.3(c) or 2.3(e)) shall be deemed to have been issued (and paid) in full satis-faction of all rights pertaining to the shares of Company Common Stock or Canadian Co. Exchangeable Shares theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation or Canadian Co. of the shares of Company Common Stock or Canadian Co. Exchangeable Shares, respectively, which were outstanding immediately prior to the Effective Time of the Merger (other than Canadian Co. Exchangeable Shares held by Parent, Canadian Co., Canadian Sub, the Company or any wholly owned subsidiary of any of them or any of their transferees). If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation, Canadian Co. or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged until Parent has received written undertakings from such person in the form attached as Exhibit B to this Agreement.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                  (ii) As promptly as practicable following the Effective Time of the Merger, the Exchange Agent shall determine the excess of (A) the number of shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.3(a) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of the Certificates pursuant to
Section 2.3(b) (such excess, the "Excess Shares"). As soon as practicable after the Effective Time of the Merger, the Exchange Agent, as agent for the holders of the Certificates, shall sell the Excess Shares at the then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE") all in the manner provided in
Section 2.3(e)(iii).

                  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to the holders of Certificates shall be reduced by the compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, including all related commissions, transfer taxes and other out-of-pocket transaction costs. Until the net proceeds of such sale or sales have been distributed to the holders of the Certificates, the Exchange Agent shall hold such proceeds in trust for the holders of the Certificates (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of a Certificate is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of the Certificates are entitled.

                  (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders of Certificates who have surrendered their Certificates in accordance with this
Article II.

                  (f) Termination of Exchange Fund and Common Shares Trust. Any portion of the Exchange Fund and Common Shares Trust which remains undistributed to the holders of Certificates for six months after the Effective Time of the Merger shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                  (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund or the Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Investment of Exchange Fund and Common Shares Trust. The Exchange Agent shall invest any cash included in the Exchange Fund and Common Shares Trust, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent; provided that any losses shall be solely for Parent's account.

                  SECTION 2.4. Assumption of Company Stock Options. (a) The Company shall take all actions necessary so that at the Effective Time of the Merger, all Company Stock Options that are then outstanding and unexercised shall cease to represent a right to acquire shares of Company Common Stock or Canadian Co. Exchangeable Shares and shall be converted automatically into options to purchase shares of Parent Common Stock, and Parent shall assume each such Company Stock Option subject to the terms of the Company Employee Stock Plans or Canadian Co. Employee Stock Plans under which each such Company Stock Option was issued; provided, however, that, from and after the Effective Time of the Merger, (A) the number of shares of Parent Common Stock purchasable upon exercise of such Company Stock Option shall be equal to the number of shares of Company Common Stock or Canadian Co. Exchangeable Shares that were purchasable under such Company Stock Option immediately prior to the Effective Time of the Merger multiplied by the Conversion Number, rounding to the nearest whole share, and (B) the per share exercise price under each such Company Stock Option shall be adjusted by dividing the per share exercise price of each such Company Stock Option by the Conversion Number, rounded to the nearest cent. Notwithstanding the foregoing, the number of shares and the per share exercise price of each Company Stock Option that is intended to be an "incentive stock option" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be adjusted in accordance with the requirements of Section 424 of the Code. Similarly, the number of shares and the per share exercise price of each Canadian Co. Stock Option or in respect of any other stock based award granted under Canadian Co. Employee Stock Plans shall be adjusted in accordance with subsection 7(1.4) of the Income Tax Act (Canada). Accordingly, with respect to any incentive stock options, Canadian Co. Stock Options or stock based awards granted under the Canadian Co. Employee Stock Plans, fractional shares shall be rounded down to the nearest whole number of shares and where necessary the per share exercise price shall be rounded up to the nearest cent.

                  (b) At or prior to the Effective Time of the Merger, Parent shall reserve for issuance the number of shares of Parent Common Stock necessary to satisfy Parent's obligations under this Section 2.4. Not later than 60 days after the Closing Date, Parent shall file with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (or other appropriate form) under the Securities Act with respect to the shares of Parent Common Stock subject to options to acquire Parent Common Stock issued pursuant to this Section 2.4.

                  SECTION 2.5. Effect on Company Convertible Preferred Stock. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder of any shares of $3.25 Convertible Preferred Stock of the Company ("Company Convertible Preferred Stock"):

                  (a) Each share of Company Convertible Preferred Stock that is owned by the Company or by Parent shall be cancelled and shall cease to exist, and no stock of Parent or other consideration shall be delivered in exchange therefor.

                  (b) Each share of Company Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than shares to be cancelled under Section 2.5(a)) shall be converted, automatically and without the requirement of any exchange of any certificate representing such share, into one share of preferred stock of Parent to be designated as the $3.25 Convertible Preferred Stock of Parent ("Parent Convertible Preferred Stock") with the rights and preferences set forth in the form of the Certificate of Designation attached as Exhibit D to this Agreement. The terms of the Parent Convertible Preferred Stock shall be substantively identical to the terms of the Company Convertible Preferred Stock, except for changes required by applicable law and except that the number of shares of Parent Common Stock into which each such share of Parent Convertible Preferred Stock may be converted, under the terms thereof, shall be calculated based on an initial Conversion Price (as defined in the Certificate of Designation of the Company Convertible Preferred Stock) of $10.50 divided by the Conversion Number.

                  (c) All Company Convertible Preferred Stock converted into Parent Convertible Preferred Stock pursuant to this Section 2.5 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time of the Merger, and each certificate previously representing any such Company Convertible Preferred Stock shall as of the Effective Time of the Merger be deemed to represent as of the Effective Time of the Merger the number of shares of Parent Convertible Preferred Stock equal to the number of shares of Company Convertible Preferred Stock previously represented by such certificate. At the request of any holder of a certificate previously representing any such Company Convertible Preferred Stock, and upon surrender of such certificate with such other documents as Parent may reasonably request, Parent will issue a new certificate representing a number of shares of Parent Convertible Preferred Stock equal to the number of shares of Company Convertible Preferred Stock previously represented by such certificate.

                  SECTION 2.6. Effect on Company Special Voting Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any share or shares of special voting stock, par value $0.10 per share ("Company Special Voting Stock") of the Company, each share of Company Special Voting Stock shall automatically be cancelled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

                  SECTION 2.7. Convertible Notes. In connection with the Merger, the Company shall take all actions required to be taken by it under the Fiscal Agency Agreement, dated January 4, 1990, between the Company and Citibank, N.A. (the "Convertible Notes Agreement"), prior to consummation of the Merger. In addition, Parent shall, or shall cause the Surviving Corporation to, take all actions required to be taken under the Convertible Notes Agreement following consummation of the Merger.

                                   ARTICLE III

                         Representations and Warranties

                  SECTION 3.1. Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

                  (a) Organization, Standing and Corporate Power. Each of the Company and its subsidiaries (each a "Company Subsidiary") is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not (i) have a material adverse effect on the business, properties, assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole (other than as a result of or effects relating directly to (A) general economic conditions or (B) changes in or affecting the gold mining industry in general), or (ii) prevent the Company from performing its obligations on a timely basis under this Agreement (a "Company Material Adverse Effect"). The Company has made available to Parent complete and correct copies of the Amended and Restated Articles of Incorporation and By-laws of the Company and the certificates of incorporation and by-laws or comparable organization documents of the Company Significant Subsidiaries, in each case, as amended to the date of this Agreement. For purposes of this Agreement, a "Company Significant Subsidiary" means any Company Subsidiary that constitutes a significant subsidiary of the Company within the meaning of Rule 1-02 of

Regulation S-X of the SEC. The Company is not in violation of any provision of the Amended and Restated Articles of Incorporation or By-laws of the Company, and no Company Subsidiary is in violation of any provisions of its certificate of incorporation, by-laws or comparable organizational documents, except to the extent that such violations would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (b) Company Subsidiaries. Section 3.1(b) of the letter from the Company, dated the date of this Agreement, addressed to Parent (the "Company Disclosure Letter") lists each Company Subsidiary (other than joint ventures that are immaterial to the current and contemplated operation of the Company) and the ownership interest therein of the Company. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.1(b) of the Company Disclosure Letter, are owned by the Company, by another subsidiary of the Company or by the Company and another Company Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of the Company Subsidiaries and except for the ownership interests set forth in
Section 3.1(b) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater than $1,000,000, in any person.

                  (c) Capital Structure.

                  (i) The authorized capital stock of the Company ("Company Capital Stock") consists of (A) 500,000,000 shares of Company Common Stock, (B) 50,000,000 shares of preferred stock, par value $1.00 per share and (C) one share of Company Special Voting Stock. Pursuant to a Resolution Establishing Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, the Board of Directors of the Company created a series of 5,000,000 shares of preferred stock designated as "Series A Junior Participating Preferred Stock," par value $1.00 per share ("Company Series A Preferred Stock"), which shares are issuable in connection with the rights to purchase shares of Company Series A Preferred Stock (the "Company Rights") that were issued pursuant to the Rights Agreement, dated as of November 10, 1988, as amended and restated as of July 19, 1996, as further amended effective November 10, 1998, between the Company and The Bank of New York, as Rights Agent (the "Company Rights Agreement"). At the close of business on June 20, 2000: (A) 131,682,988 shares of Company Common Stock were outstanding, 2,299,980 shares of Company Convertible Preferred Stock were outstanding and one share of Company Special Voting Stock was outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of Company Series A Preferred Stock, or of any other series of preferred stock of the Company, were outstanding; (B) no shares of Company Common Stock were held by the Company in its treasury; (C) 6,122,019 shares of Company Common Stock were issuable upon the exercise of outstanding employee or outside director stock options (together with the Canadian Co. Common Stock Options, the "Company Stock Options") and other stock-based awards that were granted pursuant to the Company's employee and director stock plans set forth in Section 3.1(c) of the Company Disclosure Letter (the "Company Employee Stock Plans"); (D) 148,194,939 shares of Company Common Stock were issuable upon conversion of Canadian Co. Exchangeable Shares; (E) 10,952,505 shares of Company Common Stock were issuable upon conversion of the outstanding shares of Company Convertible Preferred Stock; and (F) 5,000,000 shares of

Company Series A Preferred Stock were reserved for issuance in connection with the Company Rights. The authorized capital stock of the Canadian Co. (the "Canadian Capital Stock") consists of (A) an unlimited number of common shares of Canadian Co., (B) an unlimited number of Canadian Co. Exchangeable Shares,
(C) an unlimited number of subordinate shares and (D) an unlimited number of preferred shares. At the close of business on June 20, 2000: (A) 100 Canadian Co. common shares were outstanding, (B) 148,194,939 Canadian Co. Exchangeable Shares were outstanding, (C) 907,700 Canadian Co. Exchangeable Shares were issuable upon the exercise of outstanding employee or outside director stock options (the "Canadian Co. Stock Options") and other stock-based awards that were granted pursuant to the Canadian Co.'s employees and director stock plans set forth in Section 3.1(c) of the Company Disclosure Letter (the "Canadian Co. Employee Stock Plans"), (D) 2,500,000 Canadian Co. Exchangeable Shares were reserved for issuance in connection with the rights to purchase Canadian Co. Exchangeable Shares (the "Canadian Co. Rights") that were issued pursuant to the Rights Agreement, dated as of July 19, 1996, as amended effective November 10, 1998, between Canadian Co. and CIBC Mellon Trust Company (the "Canadian Co. Rights Agreement"), (E) no subordinate shares were outstanding and (F) no preferred shares were outstanding. Except as set forth above or in Section 3.1(c) of the Company Disclosure Letter, at the close of business on June 20, 2000, (A) no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and (B) no shares of capital stock or other voting securities of the Canadian Co. were issued, reserved for issuance or outstanding. Except as set forth in Section 3.1(c) of the Company Disclosure Letter, there are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company must vote. Except for the 6% Convertible Subordinated Debentures due 2005 of the Company (the "Convertible Notes") or as set forth above and except as set forth in Section 3.1(c) of the Company Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, puts, calls, rights, commitments, agreements, arrangements or undertakings of any kind (collectively, "Options") to which the Company or any Company Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to issue, transfer, grant, sell or pay for or repurchase any shares of capital stock or other equity interests in, or securities convertible or exchangeable for any capital stock or other equity interests in, the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such Options. All shares of Company Capital Stock that are subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The Company has previously provided Parent with a schedule setting forth the names of, and the number of shares of each class (including the number of shares issuable upon exercise of Company Stock Options and the exercise price and vesting schedule with respect thereto) and the number of options held by, all holders of Company Stock Options, in each case as of the date reflected in such schedules. Section 3.1(c) of the Company Disclosure Letter sets forth the average exercise price for outstanding Company Stock Options as of the close of business on June 20, 2000. Other than 49,972,225 Canadian Co. Exchangeable Shares owned by the Company and 1000 Canadian Co. Exchangeable Shares owned by Canadian Co., neither the Company nor any Company Subsidiary owns any Canadian Co. Exchangeable Shares, as of June 20, 2000, and any Canadian Co. Exchangeable Shares acquired by the Company or any Company Subsidiary after such date shall be acquired and held by the Company (except to the extent otherwise required pursuant to Section 6.2(2) or 7.2(2) of the provisions of the Canadian Co. Exchangeable Shares).

                  (ii) The issuance and sale of all of the shares of capital stock described in this Section 3.1(c) have been in compliance in all material respects with applicable securities laws. Except in respect of the Canadian Co. Exchangeable Shares or as set forth in Section 3.1(c) of the Company Disclosure Letter, as of the date of this Agreement, there are not any outstanding contractual obligations or other requirements of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary, or provide a guarantee on behalf of, make any capital expenditure for, make any capital contribution to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person. Except for registration rights on Company Common Stock issuable upon the conversion of Company Convertible Preferred Stock or the Convertible Notes or upon the exchange of Canadian Co. Exchangeable Shares or as set forth in Section 3.1(c) of the Company Disclosure Letter, the Company has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity; copies of all such agreements have previously been provided to Parent.

                  (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to (i) the Company Stockholder Approval, and (ii) the Preferred Stockholder Approval, to consummate the transactions contemplated by this Agreement, and Canadian Co. has all requisite corporate power to enter into the Canadian Arrangement Agreement and, subject to (i) Canadian Shareholder Approval and (ii) the approval of the Ontario Superior Court of Justice, to consummate the transactions contemplated by the Canadian Arrangement Agreement. The Board of Directors of the Company has unanimously approved this Agreement and the transactions contemplated by this Agreement, and has resolved to recommend to the Company's stockholders that they give the Company Stockholder Approval and to the holders of the Company Convertible Preferred Stock that they give the Preferred Stockholder Approval. The Board of Directors of the Canadian Co. has unanimously approved the Canadian Arrangement and the transactions contemplated by the Canadian Arrangement Agreement, and has resolved to recommend to the holders of the Canadian Co. Exchangeable Shares that they give the Canadian Shareholder Approval. The Company is the sole holder of all Common Shares of Canadian Co. and has consented to and approved the Canadian Arrangement Agreement and the transactions contemplated by the Canadian Arrangement Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval and the Preferred Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in Section 3.1(d) of the Company Disclosure Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement or the Canadian Arrangement Agreement and compliance with the provisions of this Agreement and the Canadian Arrangement Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, purchase, cancellation or acceleration of any obligation or to loss of any property, rights or benefits under, or result in the imposition of any additional obligation under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Restated Articles of Incorporation or By-laws of the Company or the comparable organizational documents of any Company Subsidiary,
(ii) any contract, instrument, permit, concession, franchise, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written (a "Contract"), applicable to the Company or any Company Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Company Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (A) a proxy statement relating to the meetings of the Company's stockholders to be held in connection with the Merger and the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 12 or 13(a) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger with the Nevada Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) filings with Canadian provincial regulatory authorities in connection with the Canadian Arrangement similar to those referred to in clauses (i) and (ii) above, (iv) those that may be required solely by reason of Parent's or Sub's (as opposed to any other third party's) participation in the Merger and the other transactions contemplated by this Agreement, (v) the necessary filings, notices, approvals, confirmations, consents, declarations and/or decisions under antitrust laws, competition or other similar rules, regulations and judicial doctrines of any applicable jurisdictions, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under applicable Environmental Laws, (A) as may be required under the laws of any foreign country in which the Company or any Company Subsidiary conducts any business or owns any property or assets, (B) as are set forth in Section 3.1(d) of the Company Disclosure Letter or (C) that, if not obtained or made, would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.1(d) of the Company Disclosure Letter, the Company and the Company Subsidiaries possess all certificates, franchises, licenses, permits, authorizations and approvals issued to or granted by Governmental Entities (collectively, "Permits"), including pursuant to any Environmental Law, necessary to conduct their business as such business is currently conducted. Except as set forth in Section 3.1(d) of the Company Disclosure Letter, (i) all such Permits are validly held by the Company or the Company Subsidiaries, and the Company and the Company Subsidiaries are in compliance in all respects with all terms and conditions thereof, except for such instances where the failure to validly hold such Permits or the failure to have complied with such Permits has not, and is not reasonably expected to have, a Company Material Adverse Effect, (ii) none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Merger, other than such Permits the suspension, modification or nonrenewal of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, and (iii) since January 1, 1997, neither the Company nor any Company Subsidiary has received any written warning, notice, notice of violation or probable violation or notice of revocation, from or on behalf of any Governmental Entity, alleging (A) any violation of any Permit significant to the conduct of the business of the Company or any material portion thereof or (B) that the Company or any Company Subsidiary requires any Permit required for its business, as such business is currently conducted, that is not currently held by it; except with respect to this clause (iii) as previously made available to Parent, provided that copies of such warnings and notices not of a material nature to the ongoing and contemplated operations of the Company are provided within one month of the date hereof.

                  (e) SEC Documents; Canadian Regulatory Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 (the "Company SEC Documents"). As of its date, each Company SEC Document (as amended prior to the date hereof) complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, as of their respective dates (as amended prior to the date hereof) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later-filed Company SEC Document. Canadian Co. has filed all required reports, schedules, forms, statements and other documents (collectively, the "Canadian Securities Documents") with Canadian provincial regulatory authorities since January 1, 1997 in compliance with and subject to the exemptive relief afforded to Canadian Co. by such Canadian provincial securities regulatory authorities (the "Relief"). As of its date, subject to the Relief, each Canadian Securities Document complied in all material respects with the requirements of securities legislation in each applicable province and the rules and regulations promulgated thereunder. None of the Canadian Securities Documents, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later-filed Canadian Securities Document. The consolidated financial statements of the Company included in the Company SEC Documents (as amended prior to the date hereof) and Canadian Securities Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and (where applicable) the relevant Canadian provincial securities regulatory authorities with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as and to the extent disclosed, reflected or reserved against on the balance sheet or the notes thereto of the

Company as of December 31, 1999 included in the Filed Company SEC Documents,
(ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 3.1(e) of the Company Disclosure Letter, the Company does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.1(e) of the Company Disclosure Letter, none of the Company Subsidiaries is subject to the informational reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or any other comparable Governmental Entities.

                  (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time any amendment or supplement to the Form S-4 is filed with the SEC, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company's Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (iii) the management information circular of the Canadian Co. relating to the Canadian Arrangement (the "Canadian Proxy Statement") will, at the date the Canadian Proxy Statement is first mailed to the Canadian Co.'s shareholders or at the time of the meeting of such shareholders at which the Canadian Arrangement is considered, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Canadian Proxy Statement will comply as to form in all material respects with applicable Canadian provincial corporate and securities legislation and the regulations, rules and published policy statements promulgated thereunder (subject, as applicable, to the Relief), except that no representation or warranty is made by the Company or the Canadian Co. with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement or the Canadian Proxy Statement.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), since December 31, 1999 the Company has conducted its business only in the ordinary course, and:

                  (i) since December 31, 1999, there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

                  (ii) since December 31, 1999 through the date of this Agreement, there has not been, except for regular quarterly Company Convertible Preferred Stock dividends not in excess of $.8125 per share, with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Company Capital Stock;

                  (iii) since December 31, 1999 through the date of this Agreement, there has not been, except as provided for in this Agreement, any split, combination or reclassification of any Company Capital Stock or, except for issuances of Company Common Stock (A) in exchange for Canadian Co. Exchangeable Shares, (B) upon conversion of Company Convertible Preferred Stock or (C) upon the exercise of Company Stock Options, in each case, pursuant to the terms thereof, any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Company Capital Stock;

                  (iv) since December 31, 1999 through the date of this Agreement, there has not been, except as disclosed in Section 3.1(g) of the Company Disclosure Letter, (A) any granting by the Company or any Company Subsidiary to any officer of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course of business consistent with past practice as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any granting by the Company or any Company Subsidiary to any such officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (C) any entry by the Company or any Company Subsidiary into any employment, severance or termination agreement with any such officer;

                  (v) since December 31, 1999, there has not been any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP or as set forth in Section 3.1(g) of the Company Disclosure Letter; and

                  (vi) since December 31, 1999 through the date of this Agreement, neither the Company nor any Company Subsidiary has engaged in any action which, if done after the date of this Agreement, would violate Section 4.1(a), except as set forth in Section 3.1(g) of the Company Disclosure Letter.

                  (h) Litigation. Except as disclosed in Section 3.1(h) of the Company Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, and there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary having, or that would be reasonably expected to have, any Company Material Adverse Effect. As of the date of this Agreement, except as disclosed in Section 3.1(h) of the Company Disclosure Letter, there is no suit, action or proceeding pending, or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary that, individually or in the aggregate, would reasonably be expected to prevent or delay in any material respect the consummation of the Merger or the transactions contemplated by this Agreement.

                  (i) Employee Benefit Plans. (i) For purposes of this Agreement, the following terms have the definitions given below:

                  "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Employee Benefit Plans listed in Section 3.1(i) of the Company Disclosure Letter.

                  "Employee Benefit Plan" means any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of the Company or any of the Company Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of the Company Subsidiaries or to which the Company or any of the Company Subsidiaries contributes or is obligated to contribute, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any nonqualified retirement, excess benefits, bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations thereunder.

                  "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or
         Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

                  "Material Employment Agreement" means a contract, offer letter or agreement of the Company or any Company Subsidiary with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which the Company or any Company Subsidiary has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services (including without limitation severance pay or benefits) in an amount or having a value in excess of $150,000 per year or $300,000 in the aggregate.

                  "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                  "Plan" means any Employee Benefit Plan other than a Multiemployer Plan.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  (ii) Section 3.1(i) of the Company Disclosure Letter includes a complete list of all Employee Benefit Plans and all Material Employment Agreements.

                  (iii) With respect to each Plan, the Company has delivered or made available to Parent a true, correct and complete copy of: (A) each writing constituting a part of such Plan, including without limitation all plan documents, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (D) the most recent annual financial report, if any; (E) the most recent actuarial report, if any; and (F) the most recent determination letter from the Internal Revenue Service, if any. The Company has delivered or made available to Parent a true, complete and correct copy of each Material Employment Agreement. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no amendments to any Plan or Material Employment Agreement that have been adopted or approved nor has the Company or any of the Company Subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan or Material Employment Agreement.

                  (iv) Section 3.1(i) of the Company Disclosure Letter identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and, to the Company's knowledge, there are no circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust. Section 3.1(i) of the Company Disclosure Letter identifies each Plan which is intended to meet the requirements of
Section 501(c)(9) of the Code, and each such plan meets such requirements and provides no disqualified benefits (as such term is defined in Section 4976(b) of the Code).

                  (v) Except as set forth in Section 3.1(i)(v) of the Company Disclosure Letter, all contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements included in the Filed Company SEC Documents and there are no grantor trusts providing for funding of amounts payable pursuant to any Plans and/or Material Employment Agreements. Each Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (A) funded through an insurance company contract (and is not a "welfare benefit fund" with the meaning of Section 419 of the Code) or (B) unfunded.

                  (vi) With respect to each Employee Benefit Plan, the Company and the Company Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit

Plans and each Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor, to the Company's knowledge, do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company or any of the Company Subsidiaries under ERISA or the Code.

                  (vii) With respect to each Plan that is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code: (A) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (B) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (C) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (D) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of the Company Subsidiaries; and (E) the PBGC has not instituted proceedings to terminate any such Plan and, to the Company's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan.

                  (viii) Except as set forth in Section 3.1(i)(viii) of the Company Disclosure Letter: (A) no Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); (B) none of the Company and the Company Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and (C) none of the Company and the Company Subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full. With respect to each Plan that is a Multiemployer Plan, except as set forth in Section 3.1(i)(viii) of the Company Disclosure Letter: (A) if the Company or any of the Company Subsidiaries or any of their respective ERISA Affiliates were to experience a withdrawal or partial withdrawal from such plan, no Withdrawal Liability would be incurred; and (B) none of the Company and the Company Subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor has any reason to believe, that any such Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

                  (ix) There does not now exist, nor, to the Company's knowledge, do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a material liability of the Company or any of the Company Subsidiaries following the Closing. Without limiting the generality of the foregoing, neither Company nor any of the Company Subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

                  (x) Section 3.1(i) of the Company Disclosure Letter sets forth
(A) a complete list of each Employee Benefit Plan or Material Employment Agreement under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of the Company Subsidiaries, or could limit the right of the Company or any of the Company Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Employee Benefit Plan or related trust or any Material Employment Agreement or related trust, and (B) the maximum amount of the "excess parachute payments" within the meaning of Section 280G of the Code that could become payable by the Company and the Company Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (xi) None of the Company and the Company Subsidiaries nor, to the Company's knowledge, any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which would reasonably be expected to subject any of the Employee Benefit Plans or their related trusts, the Company, any of the Company Subsidiaries or any person that the Company or any of the Company Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under
Section 4975 of the Code or Section 502 of ERISA.

                  (xii) Except as set forth in Section 3.1(i)(xii) of the Company Disclosure Letter, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and to the Company's knowledge, no set of circumstances exists which would reasonably be expected to give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which would reasonably be expected to result in any material liability of the Company or any of the Company Subsidiaries to the PBGC, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan or any participant in a Plan.

                  (xiii) The Company, the Company Subsidiaries and each member of their respective business enterprises has complied, in all material respects, with the Worker Adjustment and Retraining Notification Act and all similar state, local and foreign laws.

                  (xiv) All Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements in all material respects, (B) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (C) if they are intended to be funded and/or book-reserved, are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

                  (xv) Each individual who renders services to the Company or any of the Company Subsidiaries who is classified by the Company or such Company Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Employee Benefit Plans) is properly so characterized.

                  (xvi) No deferral elections under the Company's 2000 Deferred Income Plan are in effect.

                  (xvii) Except as set forth in Section 3.1(i) of the Company Disclosure Letter, no person will have any right, as a result of or in connection with the consummation of the transactions contemplated by this Agreement, to receive or elect to receive any cash payment with respect to all or any portion of any grant, award or other right under any Employee Benefit Plan or Material Employment Agreement that would, absent the transactions contemplated hereby, be payable in the form of Company Common Stock or with respect to any Company Stock Option.

                  (j) Voting Requirements. The approval and adoption of this Agreement by the holders of a majority of the votes in respect of the outstanding shares of Company Common Stock and Company Special Voting Stock, voting together as a single class (the "Company Stockholder Approval") the approval and adoption of this Agreement by the holders of the number of votes required by law in respect of the outstanding shares of Company Convertible Preferred Stock, voting separately (the "Preferred Stockholder Approval") so long as the Company Convertible Preferred Stock remains outstanding, and the approval of the Canadian Arrangement by not less than 66 2/3% of the votes cast in respect thereof by the holders of Canadian Co. Common Shares and Canadian Co. Exchangeable Shares (other than shares of Canadian Co. Exchangeable Shares held by the Company or any Company Subsidiary), voting separately (the "Canadian Shareholder Approval"), are the only votes of the holders of any class or series of Company Capital Stock or Canadian Capital Stock necessary to approve this Agreement and the transactions contemplated by this Agreement. For purposes of the Company Stockholder Approval, (i) each outstanding share of Company Common Stock is entitled to one vote and (ii) the outstanding share of Company Special Voting Stock is entitled to a number of votes equal to the number of outstanding Canadian Co. Exchangeable Shares. The votes attributable to the Company Special Voting Stock are required to be cast in accordance with the instructions of the holders of the Canadian Co. Exchangeable Shares.

                  (k) Brokers; Schedule of Fees and Expenses. Except as set forth in Section 3.1(k) of the Company Disclosure Letter, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has made available to Parent true and complete copies of all agreements that are referred to in Section 3.1(k) of the Company Disclosure Letter and all indemnification and other agreements related to the engagement of the persons so listed.

                  (l) Opinion of Financial Advisor. The Company has received the opinion of CIBC World Markets Corp., dated the date of this Agreement, to the effect that, as of such date, the Conversion Number is fair, from a financial point of view, to the holders of the Company Common Stock and Canadian Co. Exchangeable Shares, a copy of the written opinion of which will be promptly delivered to Parent.

                  (m) Taxes. (i) The Company and the Company Subsidiaries have duly filed or caused to be filed all material federal, state, local and foreign income, franchise, excise, real and personal property, Nevada net proceeds of mine and other Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company or the Company Subsidiaries prior to the date hereof. All of the foregoing Tax Returns are true and correct (except for such inaccuracies that are, individually or in the aggre-gate, immaterial), and the Company and the Company Subsidiaries have, within the time and manner prescribed by applicable law, paid or, prior to the Effective Time of the Merger, will pay all Taxes, interest and penalties required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any federal, state, foreign, local or other taxing authority other than any Taxes the validity of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP have been provided on the books of the Company. Except as set forth in Section 3.1(m) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries have any material liability for any Taxes in excess of the amounts so paid or reserves so established and neither the Company nor any of the Company Subsidiaries is delinquent in the payment of any material Tax. Except as set forth in Section 3.1(m) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has requested or filed any document having the effect of causing any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed. No deficiencies for any material amount of Tax have been proposed, asserted or assessed in writing (tentatively or definitely), in each case, by any taxing authority, against the Company or any of the Company Subsidiaries for which there are not adequate reserves. Except as set forth in Section 3.1(m) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is the subject of any currently ongoing Tax audit except for those that are, individually or in the aggregate, immaterial. Except as set forth in
Section 3.1(m) of the Company Disclosure Letter, there are no pending requests for waivers of the time to assess any material Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves. Except as set forth in Section 3.1(m) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible of the Company or any of the Company Subsidiaries (other than liens for Taxes not yet due). To the knowledge of Company, no claim has ever been made in writing by an authority in a jurisdiction where the Company and the Company Subsidiaries do not file Tax Returns that the Company or any of the Company Subsidiaries is or may be subject to taxation by that jurisdiction. Neither the Company nor any of the Company Subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

                  (ii) Except as set forth in Section 3.1(m) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to material Taxes. Except as set forth in Section 3.1(m) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries are now or have ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding the Company or any of the Company Subsidiaries that (A) requires the Company or any of the Company Subsidiaries to make any material Tax payment to or for the account of any other person, (B) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of the Company or any of the Company Subsidiaries, or (C) requires or permits the transfer or assignment of income, revenues, receipts or gains to the Company or any of the Company Subsidiaries, from any other person.

                  (iii) The Company and the Company Subsidiaries have withheld and paid or have caused to be withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                  (iv) Neither the Company nor any of the Company Subsidiaries is responsible for any material Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee, by contract, or otherwise.

                  (v) The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period described in Section 897(c)(1)(A)(ii) of the Code.

                  (vi) Neither the Company nor any of the Company Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the date of the Effective Time of the Merger) or (B) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in conjunction with the Merger.

                  (vii) "Tax Returns" means returns, reports and forms required to be filed with any Governmental Entity of the United States or any other jurisdiction responsible for the imposition or collection of Taxes.

                  (viii) "Taxes" means (A) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes, and Nevada net proceeds of mine and other similar taxes, together with any interest or penalties imposed with respect thereto and
(B) any obligations under any agreements or arrangements with respect to any taxes described in clause (A) above.

                  (n) Compliance with Laws. Neither the Company nor any Company Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

                  (o) Accounting Matters. Neither the Company nor, to its best knowledge, any of its affiliates, has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests. The Company does not have actual knowledge of any other reason that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

                  (p) Title to and Condition of Properties. (i) Each of the Company and the Company Subsidiaries has good and marketable title (applying customary standards in the min-ing industry) to its Operating Properties (other than property as to which it is a lessee, in which case it has a valid leasehold interest and has not received any notice of default of the terms and provisions of such leases), free and clear of all Encumbrances created by, through or under the Company or any Company Subsidiaries, except those matters identified in Section 3.1(p) of the Company Disclosure Letter. For the purposes of this Agreement, "Operating Properties" means operating properties, the Phoenix development project and properties with proven and probable ore reserves.

                  (ii) All real and tangible personal property of the Company and each of the Company Subsidiaries is in generally good repair and is operational and usable in the operation of the Company, subject to normal wear and tear and technical obsolescence, except for such property whose failure to be in such condition would not be reasonably likely to have a Company Material Adverse Effect.

                  (iii) The Company has delivered to or made available for inspection by Parent all material Existing Data in its possession or control, and true and correct copies of all material leases or other material contracts relating to its Operating Properties.

                  (iv) Except as to matters otherwise disclosed in writing to Parent prior to the date of this Agreement:

                           (A) to the Company's knowledge, the conditions existing on or with respect to the real properties owned, leased or used by the Company or the Company Subsidiaries or in which the Company or the Company Subsidiaries otherwise has an interest, and its ownership and operation of such properties are not in violation of any applicable laws (including without limitation any Environmental Laws), nor causing or permitting any condition which is reasonably likely to result in the creation of any Environmental Liabilities;

                           (B) to the Company's knowledge, there have been no past violations by it or by any of its predecessors or Company Subsidiaries in title of any Environmental Laws or other applicable laws affecting or pertaining to any real property owned, leased or used by the Company or in which the Company or the Company Subsidiaries otherwise has an interest, nor any past creation of damage or threatened damage on, about or in the general vicinity of any such property which is reasonably likely to result in the creation of any Environmental Liabilities; and

                           (C) the Company has not received inquiry from or notice of a pending investigation from any Governmental Entity or of any administrative or judicial proceeding concerning the violation of any applicable laws or any Environmental Liabilities.

                  (v) To the knowledge of the Company, the Company has furnished or made available to Parent, copies of all material third party and internal environmental or other like reports prepared by or for the Company or any Company Subsidiary with respect to any real property owned, leased or used by the Company or any Company Subsidiary.

                  (vi) As used in this Agreement, the following terms shall have the meanings specified:

                           "Encumbrance" or "Encumbrances" means mortgages,
                  deeds of trust, security interests, pledges, liens, net profits interests, net smelter returns, royalties or overriding royalty interests, other payments out of production, or other burdens of a similar nature.

                           "Environmental Laws" means applicable laws aimed at
                  reclamation or restoration of the real properties owned, leased or used by the Company or in which the Company otherwise has an interest; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including, without limitation, ambient air, surface water and groundwater; and all other applicable laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                           "Environmental Liabilities" means any and all claims,
                  actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including, without limitation, attorneys' fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or of any nature whatsoever that are asserted by any person or entity (including any Governmental Entity) other than the Company, alleging liability (including, without limitation, liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from
                  (A) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the real properties owned, leased or used by the Company or in which the Company otherwise has an interest and/or emanating or migrating and/or threatening to emanate or migrate from such properties to off-site properties, (B) physical disturbance of the environment, or (C) the violation or alleged violation or any Environmental Laws.

                           "Existing Data" means maps, drill logs and other
                  drilling data, core tests, pulps, reports, surveys, assays, analyses, production reports, operations, technical, records, and other material information developed in operations on the real properties owned, leased or used by the Company or in which the Company otherwise has or had an interest prior to the date of this Agreement.

                           "Governmental Fees" means all location fees, mining
                  claim rental fees, mining claim maintenance payments and similar payments required by applicable laws to locate and hold unpatented mining claims and mill sites, or any exploration or mining concessions or like interest granted by any Governmental Entity.

                  (q) Contracts. Section 3.1(q) of the Company Disclosure Letter lists all Contracts to which the Company or a Company Subsidiary (other than Contracts permitted to be entered into under Section 4.1(a)) is a party and which fall within any of the following categories: (i) Contracts not entered into in the ordinary course of the Company's business that are material to the day-to-day operation of the Company's business; (ii) joint venture, partnership and like agreements (other than any such Contracts that are immaterial to the current or contemplated operations of the Company); (iii) Contracts which are equipment leases involving payments by the Company or a Company Subsidiary of more than $1,000,000 per year; (iv) Contracts containing covenants purporting to limit the freedom of the Company or a Company Subsidiary (A) in any material respect to compete in any line of business in any geographic area, (B) in any material respect to hire any individual or group of individuals or (C) except as previously disclosed to Parent, to acquire any business or any securities, assets or properties of any entity; (v) Contracts which after the Effective Time of the Merger would have the effect of limiting the freedom of Parent or its subsidiaries (other than the Company and its subsidiaries) (A) in any material respect to compete in any line of business in any geographic area, (B) in any material respect to hire any individual or group of individuals or (C) except as previously disclosed to Parent, to acquire any business or any securities, assets or properties of any entity; (vi) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of the Company or a Company Subsidiary in any material respect; (vii) Contracts relating to any outstanding commitment for capital expenditures in excess of $1,000,000; (viii) Contracts relating to the existing hedging activities of the Company or any Company Subsidiary as of June 15, 2000;
(ix) Contracts with any labor organization; (x) indentures, mortgages, promissory notes, loan agreements, guarantees of amounts in excess of $1,000,000, letters of credit or other agreements or instruments of the Company or a Company Subsidiary or commitments for the borrowing or the lending of amounts in excess of $1,000,000 by the Company or a Company Subsidiary or providing for the creation of any charge, security interest, encumbrance or Lien upon any of the assets of the Company or a Company Subsidiary; (xi) Contracts providing for the payment of any net profits interest, royalties, or overriding royalty interests or other payments out of production in connection with the Operating Properties; (xii) Contracts with or for the benefit of any affiliate of the Company or immediate family member thereof (other than subsidiaries of the Company); and (xiii) Contracts containing any rights on the part of any party, including joint venture partners or entities, to acquire mining or other property rights from the Company or a Company Subsidiary (other than any such Contracts that are immaterial to the current or contemplated operations of the Company). All such Contracts and all material Contracts set forth under Item 10 in the exhibit index to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 are valid and binding obligations of the Company or a Company Subsidiary and, to the knowledge of the Company, the valid and binding obligation of each other party thereto except for such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or entitle any party to terminate, accelerate, modify or call a default under, or trigger any preemptive rights or rights of first refusal under, any such Contract (including all material Contracts set forth under Item 10 in this exhibit index to the Company's Annual Report on Form 10-K for the year ended December 31, 1999) except such violations or defaults under such Contracts that, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (r) Labor Relations. Except as set forth in Section 3.1(r) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has any collective bargaining agreements or similar labor contracts with any persons employed by the Company or any persons otherwise performing services primarily for the Company or any of its subsidiaries (the "Company Business Personnel"). Neither the Company nor any of the Company Subsidiaries has engaged in any unfair labor practice with respect to the Company Business Personnel since January 1, 1997, and there is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries with respect to the Company Business Personnel. Except as set forth in Section 3.1(r) of the Company Disclosure Letter, there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has experienced any material labor strike, dispute, slowdown or stoppage or other labor difficulty involving its employees since January 1, 1997.

                  (s) MSHA, OSHA Matters. The Company and each of the Company Subsidiaries is in compliance with the requirements of each of the Federal Mine Safety and Health Act of 1977, as amended, and the regulations promulgated thereunder, the Occupational Safety and Health Act of 1970, as amended, and the regulations promulgated thereunder and any similar laws or regulations of any foreign, state or local jurisdiction (collectively, the "Safety Acts"), except for any non-compliance which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 1997, neither the Company nor any Company Subsidiary has received any citation from the Mine Safety and Health Administration, the Occupational Safety and Health Administration or any other Governmental Entity or any inspector setting forth any respect in which the facilities or operations of the Company and each of the Company Subsidiaries are not in compliance with the Safety Acts, or the regulations under such acts which noncompliance has not been corrected or remedied to the satisfaction of such Governmental Entity or inspector, except in all such cases for any noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has previously made available to Parent all written citations heretofore issued to the Company under the Safety Acts and all material correspondence related thereto since January 1, 1997, and shall within one month of the date hereof provide Parent with copies of all such written citations and material correspondence related thereto.

                  (t) State Takeover Statutes. The Board of Directors of the Company has approved, and has adopted a bylaw amendment with respect to, the Merger and this Agreement and the Support/Voting Agreement, dated as of the date hereof by and between Parent, Noranda Inc. and the Company (the "Voting/Support Agreement") and such approval and adoption is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement (including the Voting/Support Agreement), the provisions of Sections
78.378 to 78.3793 and Sections 78.411 to 78.444 of the NGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation, including those applicable in any foreign jurisdictions, applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement (including the Voting/Support Agreement).

                  (u) Rights Agreement. The Company has taken all necessary action to (i) render the Company Rights and Canadian Co. Rights inapplicable to the Merger, the Canadian Arrangement and the other transactions contemplated by this Agreement (including the Vot-ing/Support Agreement) and (ii) ensure that (A) neither Parent nor any of its affiliates is an Acquiring Person (as defined in either the Company Rights Agreement or Canadian Co. Rights Agreement) and (B) none of a Distribution Date, Shares Acquisition Date or Triggering Event (each as defined in either the Company Rights Agreement or Canadian Co. Rights Agreement) shall occur by reason of the approval, execution or delivery of this Agreement, the Canadian Arrangement Agreement, the announcement or consummation of the Merger, the consummation of the Canadian Arrangement or the consummation of any of the other transactions contemplated by this Agreement (including the Voting/Support Agreement).

                  (v) Dispositions of Company Property. Except as described in the Filed Company SEC Documents or in Section 3.1(v) of the Company Disclosure Letter, since December 31, 1999, as of the date hereof, neither the Company nor any Company Subsidiary has sold or disposed of or ceased to hold or own any personal property (other than dispositions in the ordinary course of business consistent with past practice), real property, any interest or rights with respect to real property (including exploration or production rights), any participating interest in a joint venture or other assets or properties of the Company or any Company Subsidiary ("Company Assets"), other than sales and dispositions having an individual fair market value of less than $1,000,000, individually, or $5,000,000 in the aggregate. Except as set forth in Section 3.1(v) of the Company Disclosure Letter, no Company Assets whose fair market value on the date of this Agreement is greater than $1,000,000 is subject to any pending sale or disposition transaction.

                  (w) Absence of Reduction in Reserves and Mineralized Material. There has been no material reduction in the aggregate amount of reserves or in the aggregate amount of mineralized material of the Company and the Company Subsidiaries, taken as a whole, from the amounts set forth in the Company's 1999 Annual Report on Form 10-K for the year ended December 31, 1999, as amended prior to the date hereof, except for (i) such reductions in reserves that have resulted from production in the ordinary course of business and (ii) such reductions in mineralized material that have resulted from reclassifications of mineralized material as reserves.

                  (x) Development Projects. The Company has no reason to believe, subject to the receipt of necessary permits and approvals which the Company reasonably expects as of the date of this Agreement, that (i) the estimated production capacity for each of the time periods set forth in Section 3.1(x) of the Company Disclosure Letter with respect to the development projects described therein will not be reached during such time periods, or (ii) the estimated costs set forth in Section 3.1(x) of the Company Disclosure Letter with respect to each such development project will be materially exceeded.

                  SECTION 3.2. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

                  (a) Organization, Standing and Corporate Power. Each of Parent, Sub and Canadian Sub is, or in the case of Canadian Sub, to the extent not formed, will be, a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of Parent, Sub and Canadian Sub and each of Parent's subsidiaries (each a "Parent Subsidiary") is, or in the case of Canadian Sub, to the extent not formed, will be, duly qualified or li-censed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not (i) have a material adverse effect on the business, properties, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole (other than as a result of or effects relating directly to (A) general economic conditions or (B) changes in or affecting the gold mining industry in general), or (ii) prevent Parent from performing its obligations on a timely basis under this Agreement (a "Parent Material Adverse Effect").

                  (b) Parent Subsidiaries. All the outstanding shares of capital stock of each Parent Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.2(b) of the letter from the Parent, dated the date of this Agreement, addressed to the Company (the "Parent Disclosure Letter"), are owned by Parent, by another subsidiary of Parent or by Parent and another Parent Subsidiary, free and clear of all Liens.

                  (c) Capital Structure.

                  (i) Except as otherwise contemplated by this Agreement, the authorized capital stock of Parent ("Parent Capital Stock") consists of 250,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $5.00 per share ("Parent Preferred Stock"). Pursuant to a Certificate of Designations, Preferences and Rights of the First Series of the Preferred Stock, par value $5.00 per share, filed on September 11, 1990, the Board of Directors of Parent created a series of 370,000 shares of preferred stock designated as the "Series A Junior Participating Preferred Stock", par value $5.00 per share ("Parent Series A Preferred Stock"). The shares of Parent Series A Preferred Stock are issuable in connection with the rights to purchase shares of Parent Series A Preferred Stock (the "Parent Rights") that were issued pursuant to the Rights Agreement dated August 30, 1990 (as amended from time to time, the "Parent Rights Agreement"), between Parent and The Chase Manhattan Bank, as successor corporation. At the close of business on June 19, 2000: (A) 168,078,765 shares of Parent Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of Parent Series A Preferred Stock, or of any other series of Parent Preferred Stock, were outstanding; (B) 146,615 shares of Parent Common Stock were held by Parent in its treasury; (C) 14,591,613 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding employee stock options (the "Parent Employee Stock Options") that were granted in each case pursuant to the Parent's employee stock plans set forth in Section 3.2(c) of the Parent Disclosure Letter (the "Parent Employee Stock Plans"); and (D) 370,000 shares of Parent Series A Preferred Stock were reserved for issuance in connection with the Parent Rights. Except as set forth above or in Section 3.2(c) of the Parent Disclosure Letter, at the close of business on June 19, 2000, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. Except as set forth in Section 3.2(c) of the Parent Disclosure Letter, there are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company must vote. Except as set forth above and except as set forth in Section 3.2(c) of the Parent Disclosure Letter, as of the date of this Agreement, there are not any Options to which Parent or any Parent Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, or obli-gating Parent or any Parent Subsidiary to issue, transfer, grant, sell or pay for or repurchase any shares of capital stock or other equity interests in, or securities convertible or exchangeable for any capital stock or other equity interests in, Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such Options. All shares of Parent Common Stock that are subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All shares of Parent Common Stock that are subject to issuance pursuant to the Merger and the Canadian Arrangement, upon issuance pursuant to this Agreement and the Canadian Arrangement Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of Sub consists of 1000 shares of common stock, par value $0.01 per share, 100 shares of which have been validly issued, and fully paid and nonassessable and are owned by Parent free and clear of any Lien. Except as set forth in Section 3.2(c) of the Parent Disclosure Letter, as of the date of this Agreement, there are not any outstanding contractual obligations or other requirements of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary. As of the date of this Agreement, the authorized capital stock of Canadian Sub consists or will consist of 1,000 common shares, all of which have been or will be validly issued, fully paid and nonassessable and are or will be owned by Company free and clear of any Liens.

                  (ii) The issuance and sale of all of the shares of capital stock described in this Section 3.2(c) have been in compliance in all material respects with United States federal and state securities laws.

                  (d) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, and Canadian Sub has all requisite corporate power to enter into the Canadian Arrangement Agreement and, subject to the approval of the Ontario Superior Court of Justice, to consummate the transactions contemplated by the Canadian Arrangement Agreement. The Board of Directors of Parent has approved this Agreement and the transactions contemplated by this Agreement. Parent is or shall be the sole holder of all Common Shares of Canadian Sub and has or shall consent to and approve the Canadian Arrangement Agreement and the transactions contemplated by the Canadian Arrangement Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, in each case by Parent or by Parent and Sub, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no vote of the holders of any class or series of Parent Capital Stock is necessary in connection therewith. This Agreement has been duly executed and delivered by Parent and Sub, respectively, and constitutes a valid and binding obligation of Parent and Sub, respectively, enforceable against each such party in accordance with its terms. Except as set forth in Section 3.2(d) of the Parent Disclosure Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement or the Canadian Arrangement Agreement and compliance with the provisions of this Agreement or the Canadian Arrangement Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, purchase, cancellation or acceleration of any obligation or to loss of any property, rights or benefits under, or result in the imposition of any additional obligation under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any other Parent Subsidiary under, (i) the Restated Certificate of Incorporation or By-laws of Parent, the Articles of Incorporation and By-laws of Sub, or the comparable organizational documents of any Parent Subsidiary, (ii) any Contract applicable to Parent, Sub or any other Parent Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, and as set forth in Section 3.2(d) of the Parent Disclosure Letter, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or any other Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not have a Parent Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other Parent Subsidiary in connection with the execution and delivery of this Agreement by Parent or Sub, as the case may be, or the consummation by Parent or Sub, as the case may be, of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (A) the Proxy Statement the Form S-4, and related filings under the Securities Act and (B) such reports under Section 13(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger with the Nevada Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (iii) those that may be required solely by reason of the Company's (as opposed to any other third party's) participation in the Merger and the other transactions contemplated by this Agreement, (iv) the necessary filings, notices, approvals, confirmations, consents, declarations and/or decisions under antitrust laws, competition or other similar rules, regulations and judicial doctrines of jurisdictions, and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under applicable Environmental Laws, (A) as may be required under the laws of any foreign country in which Parent or any Parent Subsidiary conducts any business or owns any property or assets, (B) as are set forth in Section 3.2(d) of the Parent Disclosure Letter or (C) that, if not obtained or made, would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  (e) SEC Documents; Undisclosed Liabilities. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 (the "Parent SEC Documents"). As of its date, each Parent SEC Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. None of the Parent SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later-filed Parent SEC Document. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as and to the extent disclosed or reserved against on the balance sheet of Parent as of De-cember 31, 1999 included in the Filed Parent SEC Documents, (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 3.2(e) to the Parent Disclosure Letter, Parent does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect.

                  (f) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in
(i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company's Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (iii) the management information circular of the Canadian Co. relating to the Canadian Proxy Statement will, at the date the Canadian Proxy Statement is first mailed to the Canadian Co.'s shareholders or at the time of the meeting of such shareholders at which the Canadian Arrangement is considered, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents"), since December 31, 1999, Parent has conducted its business only in the ordinary course, and:

                  (i) since December 31, 1999, there has not been any event, change, effect or development that, individually or in the aggregate, has had or, so far as reasonably can be foreseen, is likely to have, a Parent Material Adverse Effect;

                  (ii) since December 31, 1999 through the date of this Agreement, there has not been except for regular quarterly dividends not in excess of $0.03 per share of Parent Common Stock, with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Parent Capital Stock;

                  (iii) since December 31, 1999 through the date of this Agreement, there has not been any split, combination or reclassification of any Parent Capital Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Parent Capital Stock except as set forth in Section 3.2(g) of the Parent Disclosure Letter;

                  (iv) since December 31, 1999, there has not been any change in accounting methods, principles or practices by Parent or any Parent Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP; and

                  (v) since December 31, 1999 through the date of this Agreement, neither Parent nor any Parent Subsidiary has engaged in any action which, if done after the date of this Agreement, would violate Section 4.1(c), except as set forth in Section 3.2(g) of the Parent Disclosure Letter.

                  (h) Litigation. Except as disclosed in the Filed Parent SEC Documents or in Section 3.2(h) of the Parent Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect, and there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any Parent Subsidiary having, or that would be reasonably expected to have, any Parent Material Adverse Effect. As of the date of this Agreement, except as disclosed in the Filed Parent SEC Documents or in Section 3.2(h) of the Parent Disclosure Letter, there is no suit, action or proceeding pending, or, to the knowledge of Parent, threatened, against Parent or any Parent Subsidiary that, individually or in the aggregate, would reasonably be expected to prevent or delay in any material respect the consummation of the Merger or the transactions contemplated by this Agreement.

                  (i) Brokers. Except for Goldman, Sachs & Co., Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                  (j) Compliance with Laws. Neither Parent nor any Parent Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

                  (k) Accounting Matters. Neither Parent nor, to its best knowledge, any of its affiliates, has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests. Parent does not have actual knowledge of any other reason that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

                  (l) Interim Operations of Sub and Canadian Sub. Sub and Canadian Sub were formed solely for the purpose of engaging in the transactions contemplated by this Agreement and have not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                  (m) Absence of Reduction in Reserves and Mineralized Material. There has been no material reduction in the aggregate amount of reserves or in the aggregate amount of mineralized material of Parent and the Parent Subsidiaries, taken as a whole, from the amounts set forth in the Annual Report on Form 10-K of Parent for the year ended December 31, 1999, except for
(i) such reductions in reserves that have resulted from production in the ordinary course of business and (ii) such reductions in mineralized material that have resulted from reclassifications of mineralized material as reserves.

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

                  SECTION 4.1. Conduct of Business. (a) Conduct of Business by the Company. The Company shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use all commercially reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, joint venture partners, licensees and other third parties, and to maintain all of its operating assets in their current condition (normal wear, tear, depletion and use excepted), to the end that their goodwill and ongoing business shall not be impaired in any material respect. The Company shall use all commercially reasonable efforts to preserve its labor relations and shall on an ongoing basis consult with and keep Parent advised as to the progress of the negotiations on all labor matters including any collective bargaining agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, without the prior written consent of Parent:

                           (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend (other than regular quarterly dividends on the Company Convertible Preferred Stock of $.8125 per share with record and payment dates consistent with past practice ) or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire (other than acquisitions of Canadian Co. Exchangeable Shares by the Company (or its subsidiaries to the extent contemplated by Section 3.1(c)) upon the exchange of such Canadian Co. Exchangeable Shares pursuant to the terms thereof), any shares of Company Capital Stock or any securities or obligations convertible into or exchangeable for any shares of Company Capital Stock, (C) grant any person any right or option to acquire any shares of Company Capital Stock, except for grants of options to purchase Company Common Stock or Canadian Co. Exchangeable Shares for up to an aggregate of 2,000,000 shares of Company Common Stock pursuant to Company Employee Stock Plans consistent with past practices following consultation with Parent, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of Company Capital Stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of the Company Stock Options, in connection with cashless exercises of Company Stock Options and upon the exchange of Canadian Co. Exchangeable Shares or upon conversion of Company Convertible Preferred Stock or Convertible Notes), or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of Company Capital Stock;

                           (ii) except as set forth in Section 4.1(a)(ii) of the Company Disclosure Letter, (A) directly or indirectly sell, transfer, lease, joint venture or otherwise dispose of any of its property or assets related to Operating Properties or material development projects or (B) directly or indirectly sell, transfer, lease, joint venture or dispose of any other properties or assets having a fair market value of more than $1,000,000, individually, or $5,000,000 in the aggregate);

                           (iii) except as disclosed in Section 4.1(a) (iii) of the Company Disclosure Letter, make or propose any changes in its Restated Articles of Incorporation or its By-laws except as required by Nevada corporate law or the rules of NYSE;

                           (iv) merge, consolidate or (except as permitted under Section 4(a)(ii)) enter into any joint venture with any other person, provided that upon notice to and prior consultation with Parent, Parent shall not unreasonably withhold its consent to a request by Company to enter into a joint venture;

                           (v) except as disclosed in Section 4.1(a) (v) of the Company Disclosure Letter, acquire an amount of assets or capital stock of any other person in excess of $1,000,000 individually or $5,000,000 in the aggregate (other than in connection with delivery of Canadian Co. Exchangeable Shares to the Company upon exchange for Company Common Stock);

                           (vi) amend or modify, or propose to amend or modify, the Company Rights Agreement or Canadian Co. Rights Agreement, in each case as amended as of the date hereof;

                           (vii) except as set forth in Section 4.1(a)(vii) of the Company Disclosure Letter, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than for amounts not to exceed $20,000,000 in the aggregate, or otherwise in connection with any refinancing of existing indebtedness on market terms;

                           (viii) pledge, mortgage or encumber any of its property or assets (other than in connection with environmental bonds (subject to Parent's consent which shall not be unreasonably withheld) or in connection with any indebtedness permitted under Section 4.1(a)(vii));

                           (ix) other than pursuant to the terms of existing Material Employment Agreements listed in Section 3.1(i) of the Company Disclosure Letter or as otherwise set forth in Section 4.1(ix) of the Company Disclosure Letter, enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses (except as required by the terms of Plans which are in effect as of the date hereof), salary increases (except in the ordinary course of business consistent with past practice), severance or termination pay to, any officer, director, consultant or employee, or otherwise increase or accelerate the funding of any compensation or benefits provided to any officer, director, consultant or employee except as may be required by applicable law, contribute any assets to any grantor trust, or grant, reprice, or accelerate the exercise or payment of any the Company Stock Options or other equity-based awards; provided, that the Company may enter into Employment Termination and Non-Competition Agreements with the individuals listed in
         Section 4.1(ix) of the Company Disclosure Letter, providing for payments not in excess of the amounts listed therein, in substantially the form attached thereto;

                           (x) except as permitted by the proviso to clause (ix) of this Section 4.1, enter into, adopt or amend any Employee Benefit Plan or Material Employment Agreement, except as may be required by applicable law;

                           (xi) take any action that results in an obligation to pay severance benefits (or would result in such an obligation, if the affected employee terminated his or her employment) under the Company's Change in Control Severance Plan;

                           (xii) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by GAAP as advised by the Company's regular independent accountants;

                           (xiii) settle any suit, claim, action, proceeding, hearing, notice of violation, demand letter or investigation, whether now pending or hereafter made or brought, for an amount which, individually or in the aggregate, exceeds $1,000,000 without Parent's consent which shall not be unreasonably withheld;

                           (xiv) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement to which the Company is a party;

                           (xv) enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted, in each case, by Section 4.2(a));

                           (xvi) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $2,000,000, except for depreciation and amortization in accordance with GAAP consistently applied or to the extent otherwise required by GAAP as advised by the Company's regular independent accountants following consultation with Parent;

                           (xvii) incur or commit to any capital expenditures other than pursuant to (A) the Company capital budget as in effect on the date of this Agreement (a copy of which has been provided to Parent) or (B) the Company projected plan as set forth in Section 4.1(a) (xvii) of the Company Disclosure Letter;

                           (xviii) make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than: (A) premiums paid in respect of its current policies not in excess of the amount paid prior to the date of this Agreement, or (B) increases in premiums the incurrence of which is not related to any increase or improvement in the coverage provided under its current policies;

                           (xix) take any action to exempt or make not subject to the provisions of any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Parent or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

                           (xx) take any action that would intentionally or knowingly result in the representations and warranties set forth in
         Section 3.1 becoming false or inaccurate in any material respect;

                           (xxi) enter into or carry out any other transaction other than in the ordinary and usual course of business;

                           (xxii) except as otherwise required by law
         (including, but not limited to, any provision of the Code and the regulations thereto, and applicable treaties, orders, directives, guidelines and policies, having the force of law), make any material Tax election, settle or compromise any material Tax claim, file any Tax Return (other than in a manner consistent with past practice) or change any method of Tax accounting;

                           (xxiii) except to the extent required under the terms of the Credit Agreement dated October 1, 1999, between Canadian Co. and Canadian Imperial Bank of Commerce, engage in any transactions that would result in the Company or the Company Subsidiaries hedging more than 100,000 ounces of their gold production;

                           (xxiv) permit or cause any Company Subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

                           (xxv) agree in writing or otherwise to take any of the foregoing actions.

                  (b) Conduct of Phoenix Project. The Company will use all commercially reasonable efforts to pursue the development of the Phoenix Project, including seeking to promptly complete the relevant permitting process. The Company will employ adequate technical, legal and other personnel, and will make all appropriate expenditures subject to the terms of this Agreement, and take all appropriate actions and will expedite, and will, to the extent within the reasonable control of the Company, cause to be expedited, the completion and submission of all reports (and revisions of reports) by the Company and its contractors to effectuate the foregoing as promptly as practicable.

                  (c) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time of the Merger, Parent shall use all reasonable efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, joint venture partners, licensees and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. During the period from the date of this Agreement to the Effective Time of the Merger, except as set forth in Section 4.1(c) of the Parent Disclosure Letter,

Parent shall not (i) make any amendment to the Parent Certificate of Incorporation that changes the fundamental attributes of Parent Capital Stock or adversely affects the holders of the Company Common Stock or Canadian Co. Exchangeable Shares who will receive such Parent Capital Stock upon consummation of the Merger in a manner different from the other holders of such Parent Capital Stock, (ii) make any material changes to the Articles of Incorporation or Bylaws of Sub, (iii) make, declare or pay any dividend (other than quarterly dividends on Parent Common Stock not in excess of $0.03 per share with record and payment dates consistent with past practice), (iv) permit or cause any Parent Subsidiaries to do any of the foregoing or agree or commit to any of the foregoing, (v) take any action that would intentionally or knowingly result in the representations and warranties set forth in Section 3.2 becoming false or inaccurate in any material respect or (vi) agree in writing or otherwise to take any of the foregoing actions.

                  SECTION 4.2. No Solicitation by the Company. (a) The Company shall not, nor shall it permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any Company Subsidiary to, (i) solicit, initiate or knowingly facilitate or encourage the submission of any Company Takeover Proposal (as defined below),
(ii) enter into any agreement with respect to any Company Takeover Proposal or
(iii) provide any non-public information regarding the Company to any third party or engage in any negotiations or discussions in connection with any Company Takeover Proposal; provided, however, that prior to receipt of the Company Stockholder Approval, the Company may furnish information to, and engage in discussions or negotiations with, any party who delivers a written proposal for a Company Takeover Proposal which was not solicited, initiated, knowingly facilitated or encouraged after the date of this Agreement in violation of this Agreement if and so long as the Board of Directors of the Company determines in good faith by resolution duly adopted that such a proposal (including any conditions to such proposal that the Board of Directors of the Company determines are reasonably likely to be satisfied) is, after consulting with the Company's independent financial advisors, more favorable to the Company stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such Company Takeover Proposal) and is reasonably capable of being consummated (a "Superior Proposal"); provided, further, that prior to furnishing information to, or engaging in discussions with, any party pursuant to the foregoing proviso, the Company shall have received an executed agreement from such party having terms which are at least as favorable to the Company as the terms contained in the Confidentiality Agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any Company Subsidiary or any investment banker, attorney, accountant or other advisor or representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Company Takeover Proposal" means any proposal for a merger, consolidation or other business combination involving the Company or any Company Subsidiary or any proposal or offer to acquire in any manner, directly or indirectly, more than 20% of any class of voting securities of the Company or any Company Subsidiary, including any proposal or offer relating to the acquisition by the Company in any manner, directly or indirectly, of any securities or assets of another person in consideration for the issuance of more than 20% of any class of voting securities of the Company or any Company Subsidiary, or assets representing a substantial portion of the assets of the Company and the Company Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The Company shall, and shall cause each Company Subsidiary to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, any Company Subsidiary or any officer, director or employee of or investment banker, attorney, accountant or other advisor or representative of, the Company or any Company Subsidiary, with any parties conducted heretofore with respect to any of the foregoing.

                  (b) In the event that prior to the Company Stockholder Approval, the Board of Directors of the Company receives a Company Takeover Proposal that is a Superior Proposal that was not solicited, initiated, knowingly facilitated or encouraged after the date of this Agreement in violation of this Agreement, the Board of Directors of the Company may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to Parent, the recommendation by the Board of Directors of the Company that the stockholders of the Company vote to give the Company Stockholder Approval, provided that it gives Parent five business days' prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect Parent's right to terminate this Agreement pursuant to Section 7.1(e) at such time as the requirements of such subsection have been met). Any such withdrawal, modification or change of the recommendation by the Board of Directors of the Company that the stockholders of the Company vote to give the Company Stockholder Approval shall not change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, including the Merger, or change the obligation of the Company to present the Merger for approval at a duly called Company's Stockholders' Meeting on the earliest practicable date determined in consultation with Parent. From and after the execution of this Agreement, the Company shall promptly (but in any event within one calendar day) advise Parent in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Company Takeover Proposal (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to Parent a copy of any such written proposal in addition to any information provided to or by any third party relating thereto. In addition, the Company shall promptly (but in any event within one calendar day) advise Parent, in writing, if the Board of Directors of the Company shall make any determination as to any Company Takeover Proposal as contemplated by the proviso to the first sentence of
Section 4.2(a). Nothing in this Section 4.2 shall be deemed to limit the ability of the Company to comply with Rule 14e-2 promulgated under the Exchange Act with respect to a Company Takeover Proposal, although compliance by the Company with such obligations shall not relieve the Company of any of its obligations under
Section 4.2 including compliance with the notice requirements set forth herein.

                  (c) In the event that, prior to the Company Stockholder Approval, the Board of Directors of the Company receives a Company Takeover Proposal that is a Superior Proposal that was not solicited, initiated, knowingly facilitated or encouraged after the date of this Agreement in violation of this Agreement, the Board of Directors of the Company may (subject to this and the following sentences) terminate this Agreement pursuant to
Section 7.1(d) and enter into a definitive acquisition agreement with respect to such Company Takeover Proposal, provided that, prior to any such termination,
(i) the Company has provided Parent written notice that it intends to terminate this Agreement pursuant to Section 7.1(d), identifying the Company Takeover Proposal then determined to be more favorable and the parties thereto and all of the material terms thereof, (ii) the Company has delivered a copy of the definitive acquisition agreement for such Company Takeover Proposal in the form to be entered into, and (iii) at least five days after the Company has provided the notice referred to in clause
(i) above and at least 48 hours after the Company has made the delivery required in clause (ii) above (provided that such Company Takeover Proposal continues to be a Superior Proposal), the Company delivers to Parent (A) a written notice of termination of this Agreement pursuant to Section 7.2(d) and (B) the amount of the termination fee as provided in Section 7.2(a).

                                   ARTICLE V

                              Additional Agreements

                  SECTION 5.1. Preparation of Form S-4 and the Proxy Statements; Stockholders' Meetings. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement shall be included as a prospectus. Each of the Company and Parent shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent shall use reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Parent Common Stock pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Employee Stock Plans as may be reasonably requested in connection with any such action.

                  (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock, Special Voting Stock and Company Convertible Preferred Stock (the "Company's Stockholders' Meeting") for the purpose of obtaining the Company Stockholder Approval and the Preferred Stockholder Approval. Subject to Section 4.2, the Company shall, through its Board of Directors, recommend to the stockholders of the Company that they give the Company Stockholder Approval and the Preferred Stockholder Approval. Parent shall vote or cause to be voted all the shares of Company Capital Stock owned of record by Parent or any Parent Subsidiary in favor of the Company Stockholder Approval and the Preferred Stockholder Approval.

                  (c) As soon as practicable following the date of this Agreement, the Company shall cause Canadian Co. to prepare the Canadian Proxy Statement. The Company shall cause Canadian Co. to use reasonable efforts to cause the Canadian Proxy Statement to be mailed to the shareholders of Canadian Co. as promptly as practicable after the Form S-4 referred to in Section 5.1(a) above is declared effective under the Securities Act, and to file the Canadian Proxy Statement with the relevant Canadian provincial regulatory authorities contemporaneously with such mailing.

                  (d) The Company shall cause Canadian Co., as soon as practicable following the date of this Agreement, to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Canadian Shareholder Approval. Subject to Section 4.2, the Company shall cause Canadian Co., through the Board of Directors of Canadian Co., to recommend to the holders of Canadian Co. Exchangeable Shares that they give the Canadian Shareholder Approval. Parent shall vote or cause to be voted all the shares of Canadian Capital Stock owned of record by Parent or any Parent Subsidiary in favor of the Canadian Shareholder Approval.

                  SECTION 5.2. Access to Information; Confidentiality. Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, directors, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request, including any information requested with respect to stockholder approval at the Company Stockholders' Meeting and the status of the efforts to obtain such approval. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter, dated September 1, 1999, between the Company and Parent (the "Confidentiality Agreement").

                  SECTION 5.3. Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, the Canadian Arrangement and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely to result in the imposition of a condition or restriction of the type referred to in clause (ii),
(iii), (iv) or (v) of Section 6.1(g) unless and to the extent such imposition is primarily attributable to an acquisition by Parent or any Parent Subsidiary announced or disclosed after the date of this Agreement. In connection with and without limiting the foregoing, the Company, Parent and their respective Boards of Directors shall (i) take all action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, the Canadian Arrangement, this Agreement or any other transaction contemplated by this Agreement, take all commercially reasonable action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

                  (b) The Company and Parent shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining the requisite approvals and consents or governmental orders, including, without limitation: (i) promptly notifying the other of, and if in writing furnishing the other with copies of, any communications from or with any Governmental Entity with respect to the Merger, the Canadian Arrangement or any of the other transactions contemplated by this Agreement; (ii) permitting the other party to review in advance, and considering in good faith the view of one another in connection with, any proposed communication with any Governmental Entity in connection with proceedings under or relating to any antitrust law; and (iii) not agreeing to participate in any meeting or discussion with any governmental authority in connection with proceedings under or relating to any antitrust law unless it consults with the other party in advance, and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate. The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it or contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  SECTION 5.4. Benefit Plans. (a) Effective as of the Effective Time of the Merger and for a one-year period following the Effective Time of the Merger, Parent shall provide, or cause the Surviving Corporation and its subsidiaries and successors to provide, those persons who, at the Effective Time of the Merger, were employees of the Company and its subsidiaries not represented by any certified or recognized labor organization ("Covered Employees"), with benefits and compensation during their continuing employment that are substantially comparable, in the aggregate, to the compensation and benefits provided to such employees as of the date of this Agreement; provided that nothing herein shall restrict Parent or the Surviving Corporation from terminating the employment of any such employees in accordance with applicable laws and contractual rights, if any, of such employees.

                  (b) Parent will, or will cause the Surviving Corporation to:
(i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Covered Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time of the Merger; (ii) provide each such Covered Employee with credit for any co-payment and deductibles paid prior to the Effective Time of the Merger in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time of the Merger; and (iii) provide each Covered Employee with credit for purposes of vesting and eligibility for all service with the Company and its affiliates under each employee benefit plan, program, or arrangement of the Parent or its affiliates in which such employees are eligible to participate to the extent such service was credited for similar purposes under similar plans of the Company or its subsidiaries; provided, however, that in no event shall the Covered Employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

                  (c) Parent shall (i) cause the Surviving Corporation after the consummation of the Merger to pay all amounts provided under all of the Employee Benefit Plans in accordance with their terms, and (ii) honor and cause the Surviving Corporation to honor all rights, privileges and modifications to or with respect to any Employee Benefit Plans that become effective as a result of such change in control in accordance with their terms, subject in each case to all rights to amend or terminate any Employee Benefit Plan in accordance with its terms.

                  (d) In the event the Effective Time of the Merger occurs prior to December 31, 2000, then at the Effective Time of the Merger, Parent shall pay or cause to be paid to each Covered Employee, in respect of such person's annual bonus for calendar year 2000 under the 1997 Incentive Plan, an amount equal to the product of (i) such employee's bonus for calendar year 2000, computed based solely upon performance through the Effective Time of the Merger, as reasonably determined by the Company immediately prior to the Effective Time of the Merger, and (ii) a fraction, the numerator of which is the number of days elapsed in calendar year 2000 as of the Effective Time of the Merger and the denominator of which is 365.

                  SECTION 5.5. Indemnification. (a) Parent shall, to the fullest extent permitted by law, cause the Surviving Corporation to honor all the Company's and the Company Subsidiaries' obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company or any Company Subsidiary for acts or omissions by such directors and officers occurring prior to the Effective Time of the Merger to the extent that such obligations of the Company or the applicable Company Subsidiaries exist on the date of this Agreement, whether pursuant to the Restated Articles of Incorporation, By-laws of the Company, the organizational documents of the Company Subsidiaries, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of such Restated Articles of Incorporation, By-laws, the organizational documents of the Company Subsidiaries and individual indemnity agreements from the Effective Time of the Merger until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. Parent shall cause (including providing the necessary funding) the payment of all indemnification obligations of the Surviving Corporation under this Section 5.5(a).

                  (b) For a period of six years after the Effective Time of the Merger, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions that are no less advantageous) with respect to claims arising from or related to facts or events that occurred at or before the Effective Time of the Merger; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $376,000.

                  SECTION 5.6. Fees and Expenses. Except as provided in Section 7.2, all fees and expenses, including any fees payable to any broker, investment banker or financial advisor, incurred in connection with the Merger, the Canadian Arrangement and the transactions contemplated by this Agreement and the Canadian Arrangement Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement, the Canadian Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

                  SECTION 5.7. Public Announcements. Parent and Sub, on the one hand, and the Company and Canadian Co., on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Canadian Arrangement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any securities exchange.

                  SECTION 5.8. Accounting Treatment. Each of Parent and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be likely to prevent, the Merger from qualifying for pooling of interests accounting treatment and shall use reasonable efforts to obtain the letters of accountants referred to in
Section 6.1(f).

                  SECTION 5.9. Affiliates. Prior to the Company Stockholders Meeting, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company (including all directors of the Company) for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such person to deliver to Parent at least 30 days prior to the Company Stockholders Meeting, a written agreement substantially in the form attached as Exhibit B to this Agreement.

                  SECTION 5.10. Stock Exchange Listing. Parent shall use reasonable efforts to cause the shares of Parent Common Stock and Parent Convertible Preferred Stock to be issued in the Merger and the Canadian Arrangement and pursuant to the Company Employee Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                                   ARTICLE VI

                              Conditions Precedent

                  SECTION 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approvals. The Company shall have obtained the Company Stockholder Approval, and, so long as shares of Company Convertible Preferred Stock remain outstanding, the Preferred Stockholder Approval.

                  (b) NYSE Listing. The shares of Parent Capital Stock issuable to the stockholders of the Company and the Canadian Co. pursuant to this Agreement and the Canadian Arrangement Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (c) Antitrust. The waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the Hart-Scott-Rodino Improvements Act of 1976, as amended, shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust law shall have been obtained or made without (i) the imposition of conditions or (ii) the requirement of divestiture, except for such consents, approvals and authorizations the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect after the Effective Time of the Merger, and except for conditions imposed or divestitures required that are primarily attributable to the announcement or disclosure after the date of this Agreement of an acquisition by Parent or any Parent Subsidiary.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that subject to the proviso in Section 5.3(a) each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

                  (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities or "blue sky" authorizations necessary to issue the Parent Common Stock pursuant to this Agreement.

                  (f) Pooling Letters. Parent shall have received a letter from Arthur Andersen LLP, dated as of the Closing Date, stating that the Merger will be treated as a pooling of interests under Accounting Principles Board Opinion No. 16 and the Company shall have received a letter from Pricewaterhouse Coopers LLP ("PwC"), dated as of the Closing Date, that based upon the information set forth in a representation letter furnished to PwC by the Company, PwC concurs with the conclusions of the Company's management that, as of the Closing Date, no conditions exist that would preclude the Company from being a party to a business combination for which the pooling of interests method of accounting would be available.

                  (g) No Governmental Entity Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, any Company Subsidiary, Parent or any Parent Subsidiary of any material portion of the business or assets of the Company, any Company Subsidiary, Parent or any Parent Subsidiary or to compel the Company, any Company Subsidiary, Parent or any Parent Subsidiary to dispose of or hold separate any material portion of the business or assets of the Company, any Company Subsidiary, Parent or any Parent Subsidiary, as a result of the Merger or any of the other transactions contemplated by this Agreement,
(iii) seeking to impose limitations on the ability of Parent, Sub or Canadian Sub to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation and Canadian Co., including the right to vote such capital stock on all matters properly presented to the stockholders of the Surviving Corporation or Canadian Co., (iv) seeking to prohibit Parent or any Parent Subsidiary from effectively controlling in any material respect the business or operations of the Company or the Company Significant Subsidiaries or
(v) which otherwise is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect, except to the extent such suit, action or proceeding is primarily attributable to the announcement or disclosure after the date of this Agreement of an acquisition by Parent or any Parent Subsidiary.

                  (h) Canadian Arrangement. Canadian Co. shall have obtained the Canadian Shareholder Approval, and each of the conditions to consummation of the Canadian Arrangement capable of being satisfied prior to the Closing shall have been satisfied.

                  SECTION 6.2. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in Section 3.1 (other than the representations and warranties of the Company set forth in Section 3.1(c)(i) and the penultimate sentence of Section 3.1(e)) shall be true and correct in all respects (but without regard to any materiality qualifications or references to Company Material Adverse Effect contained in any specific representation or warranty) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), unless the failure or failures of representations and warranties to be true and correct in all respects, individually and taken together with all other such failures, would not reasonably be expected to have a Company Material Adverse Effect. The representations and warranties of the Company set forth in Section 3.1(c)(i) of this Agreement shall be true and correct in all respects (other than failures to be true and correct which do not adversely affect Parent unless such effects are immaterial) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for represe-ntations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date). The representations and warranties of the Company set forth in the penultimate sentence of Section 3.1(e) of this Agreement shall be true and correct in all respects on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company and Canadian Co. shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (c) Letters from Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.9 an executed copy of an agreement substantially in the form attached as Exhibit B to this Agreement.

                  (d) Absence of Company Material Adverse Effect. There shall not have occurred since the date of this Agreement any event, change, effect or development that, individually or in the aggregate, has had or is reasonably likely to have, a Company Material Adverse Effect.

                  (e) FIRPTA Certificate. Parent shall have received a Foreign Investment in U.S. Real Property Tax Act of 1980 certification ("FIRPTA Certificate"), dated as of the Closing Date, in the form attached as Exhibit C to this Agreement signed on behalf of the Company by a duly authorized officer.

                  SECTION 6.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of each of Parent and Sub set forth in Section
3.2 (other than the representations and warranties of Parent set forth in the last sentence of Section 3.2(e)) shall be true and correct in all respects (but without regard to any materiality qualifications or references to Parent Material Adverse Effect contained in any specific representation or warranty) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), unless the failure or failures of representations and warranties to be true and correct in all respects, individually and taken together with all other such failures, would not reasonably be expected to have a Parent Material Adverse Effect. The representations and warranties of Parent set forth in the last sentence of Section 3.2(e) of this Agreement shall be true and correct in all respects on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (b) Performance of Obligations of Parent and Sub. Parent, Sub and Canadian Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (c) Absence of Parent Material Adverse Effect. There shall not have occurred since the date of this Agreement any event, change, effect or development that, individually or in the aggregate, has had or is reasonably likely to have, a Parent Material Adverse Effect.

                                   ARTICLE VII

                        Termination, Amendment and Waiver

                  SECTION 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after the Company Stockholder Approval:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company:

                           (i) if, at a duly held stockholders meeting of the Company or any adjournment thereof at which the Company Stockholder Approval is voted upon, the Company Stockholder Approval shall not have been obtained or if, at a duly held meeting of the Canadian Co.'s shareholders or any adjournment thereof at which the Canadian Shareholder Approval is voted upon, the Canadian Shareholder Approval shall not have been obtained;

                           (ii) subject to Section 7.6, if the Merger shall not have been consummated on or before December 31, 2000 (the "Outside Date"), unless the failure to consummate the Merger is the result of a willful, Material Breach of this Agreement by the party seeking to terminate this Agreement;

                           (iii) if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

                           (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b) or Section 6.3(a) or 6.3(b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition as described in clause (A) above);

                  (c) by either Parent or the Company in the event that any condition to the obligation of such party to effect the Merger set forth in
Section 6.1(f) or 6.2 (in the case of Parent) or Section 6.1(f) or 6.3 (in the case of the Company) is not capable of being satisfied prior to the Outside Date (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition as described in clause (A) of Section 7.1(b)(iv) above);

                  (d) by the Company, if the Board of Directors of the Company shall have approved, and the Company shall concurrently with such termination enter into, a definitive agreement providing for the implementation of the transactions contemplated by a Company Takeover Proposal that is a Superior Proposal; provided, however, that (i) such Company Takeover Proposal was not solicited by the Company and did not otherwise result from a breach of Section 4.2(a), (ii) the Board of Directors of the Company shall have complied with the requirements of Sections 4.2(b) and 4.2(c) in connection with such Company Takeover Proposal and (iii) no termination pursuant to this Section 7.1(d) shall be effective unless the Company shall simultaneously make the payment required by Section 7.2(a);

                  (e) by Parent, if the Board of Directors of the Company shall have (i) failed to recommend to the stockholders of the Company that they give the Company Stockholder Approval, (ii) withdrawn or modified in any manner adverse to Parent its recommendation to the Company's stockholders that they give the Company Stockholder Approval or (iii) failed to reaffirm its recommendation to the stockholders of the Company that they give the Company Stockholder Approval within fourteen days after Parent has made a written request to the Company to do so (which written request may be made by Parent at any time after the public disclosure of a Company Takeover Proposal).

                  SECTION 7.2. Termination Fee; Effect of Termination. (a) In the event that (i) this Agreement is terminated by the Company pursuant to
Section 7.1(d), (ii) this Agreement is terminated by Parent pursuant to Section 7.1(e) or (iii) this Agreement is terminated pursuant to Section 7.1(b)(i) and within 12 months of the date of such termination the Company enters into an agreement providing for, or consummates, a Company Acquisition, then the Company shall pay to Parent a fee of $16,000,000, which amount shall be payable by wire transfer of same day funds, on the date of termination of this Agreement (in the event of a payment pursuant to clause (i) or (ii)), or on the date that a Company Acquisition is consummated (in the event of a payment pursuant to clause
(iii)). The Company acknowledges that the agreements contained in this Section 7.2(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Notwithstanding the foregoing, no payment need be made by the Company pursuant to this Section 7.2(a) if Parent shall be in Material Breach of its representations, warranties or covenants under this Agreement.

                  (b) In the event of termination of this Agreement by Parent or the Company pursuant to Section 7.1(b)(iv), then (unless, with respect to payment by the Company, Section 7.2(a) is applicable) the breaching party shall reimburse the terminating party for all its reasonable out-of-pocket expenses (up to $2,500,000) actually incurred in connection with this Agreement and the transactions contemplated hereby, which amount shall be payable by wire transfer of same day funds within three business days of written demand, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation, therefor. Not-withstanding the foregoing, no payment need be made pursuant to this Section 7.2(b) if the terminating party shall be in Material Breach of its representations, warranties or covenants under this Agreement.

                  (c) For purposes of this Agreement, a "Material Breach" shall mean a breach that is material by reference to (i) the breaching party and its subsidiaries, taken as a whole, (ii) the ability of the parties to consummate the Merger and the other transactions contemplated by this Agreement in the manner contemplated by this Agreement or (iii) the benefits expected to be received by the non-breaching party and its stockholders as a result of the consummation of the Merger and the other transactions contemplated by this Agreement. For purposes of this Agreement, ""Company Acquisition" means (i) consummation of the Company Takeover Proposal giving rise to the termination described in Section 7.1(d), (ii) a consolidation, exchange of shares or merger of the Company with any person, other than Parent or one of its subsidiaries, in which the Company shall not be the continuing or surviving corporation, unless the holders of Company Common Stock and Canadian Co. Exchangeable Shares immediately before such consolidation, share exchange or merger shall after such transaction represent more than 50% of the voting stock of the surviving corporation or the surviving corporation's direct or indirect parent outstanding immediately after such consolidation, merger or share exchange, (iii) a merger of the Company with a person, other than Parent or one of its Subsidiaries, in which the Company shall be the continuing or surviving corporation but the then outstanding Company Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property or shares of Company Common Stock shall be issued, such that in each case, the holders of Company Common Stock and Canadian Co. Exchangeable Shares outstanding immediately before such merger shall after such merger represent less than 50% of the voting stock of the Company or the Company's direct or indirect parent outstanding immediately after the merger, (iv) the acquisition of beneficial ownership (as such term is used under Section 13(d) of the Exchange Act) of 50% or more of the voting stock of the Company by any person other than pursuant to a consolidation, share exchange or merger in which the holders of Company Common Stock and Canadian Co. Exchangeable Shares immediately before such consolidation, share exchange or merger shall after such transaction represent more than 50% of the voting stock of the surviving corporation's direct or indirect parent outstanding immediately after such consolidation, merger or share exchange, or (v) a sale, lease or other transfer of 50% or more of the assets of Company to any person, other than Parent or one of its subsidiaries.

                  (d) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of the last sentence of
Section 5.2, Section 5.6, this Section 7.2 and Article VIII and except that nothing herein will relieve any party from liability for any willful breach of this Agreement.

                  SECTION 7.3. Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Canadian Shareholder Approval; provided, however, that: (a) after the Company Stockholder Approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders, (b) after the Preferred Stockholder Approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders, and (c) after the Canadian Shareholder Approval there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 7.4. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  SECTION 7.5. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to
Section 7.4 shall, in order to be effective, require, in the case of Parent, Sub or the Company, action by its Board of Directors or, in the case of an extension or waiver pursuant to Section 7.4, the duly authorized designee of its Board of Directors.

                  SECTION 7.6. Parent Delaying Transactions.

                  (a) Following the announcement of a Delaying Transaction, Parent shall no longer have the right to terminate this Agreement under Section 7.1(b)(ii) to the extent the Merger shall not have been consummated primarily as a result of such Delaying Transaction.

                  (b) Following the announcement of a Delaying Transaction, the Company shall have the right to terminate this Agreement upon five business days prior notice to Parent if the Merger is unlikely to be consummated prior to January 31, 2001 primarily as a result of such Delaying Transaction.

                  (c) For purposes of this Section 7.6(a) the term "Delaying Transaction" shall mean any business combination, acquisition or intended acquisition of assets by Parent or the Parent Subsidiaries that would require the filing of pro forma financial statements by Parent with the SEC to reflect such transaction.

                                  ARTICLE VIII

                               General Provisions

                  SECTION 8.1. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

                  SECTION 8.2. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including by facsimile) and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)      if to Parent or Sub, to

                           Newmont Mining Corporation
                           1700 Lincoln Street
                           Denver, CO  80203
                           Phone:   (303) 863-7414
                           Fax:     (303) 837-5810

                           Attention:  Joy E. Hansen

                           with copies to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Phone:   (212) 403-1000
                           Fax:     (212) 403-2000

                           Attention:  David A. Katz, Esq.

(b)      if to the Company, to

                           Battle Mountain Gold Company
                           333 Clay Street, Suite 4200
                           Houston, Texas 77002
                           Phone:   (713) 650-6400
                           Fax:     (713) 650-0600

                           Attention:  Greg Etter, Vice-President

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY  10019
                           Phone:   (212) 373-3000
                           Fax:     (212) 757-3990

                           Attention:  Robert B. Schumer, Esq.

                  SECTION 8.3. Definitions. For purposes of this Agreement:

                  An "affiliate" of any person means another person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  A "person" means an individual, corporation, partnership, company, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                  SECTION 8.4. Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  SECTION 8.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 8.7. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents referred to herein) (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Section 5.5, are not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 8.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 8.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent and Sub may assign all the rights, interests and obligations of Sub pursuant to Section 1.1. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Parent shall cause Sub and Canadian Sub to perform its obligations hereunder and under the Canadian Arrangement Agreement. The Company shall cause Canadian Co. to perform its obligations hereunder and under the Canadian Arrangement Agreement.

                  SECTION 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties to the Agreement (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not initiate any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or a New York state court.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                     NEWMONT MINING CORPORATION


                            By   /s/  Ronald C. Cambre
                              ------------------------
                                Name:      Ronald C. Cambre
                                Title:     Chief Executive Officer


                            By   /s/  Wayne W. Murdy
                              ----------------------
                                Name:      Wayne W. Murdy
                                Title:     President


                     BOUNTY MERGER CORP.


                            By   /s/  Wayne W. Murdy
                              ----------------------
                                Name:      Wayne W. Murdy
                                Title:     President and Chief Executive
                                           Officer


                     BATTLE MOUNTAIN GOLD COMPANY


                            By   /s/  John A. Keyes
                              ---------------------
                                Name:      John A. Keyes
                                Title:     President and Chief Operating
                                           Officer


                            By   /s/  Greg V. Etter
                              ---------------------
                                Name:      Greg V. Etter
                                Title:     Vice President and General
                                           Counsel